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                                                                  EXHIBIT 10.29


                            STANDARD INDUSTRIAL LEASE



        THIS STANDARD INDUSTRIAL LEASE (the "Lease"), made this 30th day of December, 2002, by and between Giffels Developments Inc., hereinafter referred to as "Landlord," and EGL Eagle Global Logistics (Canada) Corp., hereinafter referred to as "Tenant," and EGL, Inc. a Texas Corporation hereinafter referred to as the "Indemnifier."


                                   WITNESSETH:

1.       PREMISES

         In consideration of the rents, covenants, agreements, and stipulations herein set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain portion of the Building located on the Land described in Schedule "A-1" attached hereto (the "LAND") which portion of the Building will contain approximately Two Hundred and Fourteen Thousand, Three Hundred and Twenty One (214,321) square feet of rentable area (the "PREMISES") (the Land and the Building are collectively referred to herein as the "PROJECT", as outlined in red on Schedule "A"). The Premises shall be constructed in accordance with those certain plans and specifications attached hereto and in accordance with the Build-to-Suit Addendum attached hereto all attached as Schedule "D" and as contemplated by Section 6 hereof.


         Within thirty (30) days after completion of the Premises, the Premises and the Building shall be measured in accordance with ANSI/BOMA Z65.1, 1996 by Landlord's architect (the "ARCHITECT") who shall be licensed in the Province of Ontario. The square footage measurement obtained by the architect shall control with corresponding adjustment in rent, and in the event that the actual square footage differs by more than 1% from the estimated square footage shown above, Landlord and Tenant covenant and agree to execute an amendment hereto confirming the same with corresponding adjustments in rent.

         The parties acknowledge that the Tenant was the owner of the Lands and the Balance (as hereinafter defined) and transferred the same to the Landlord and agreed to lease back the Project pursuant to such agreement of purchase and sale. The Tenant also acknowledges that the Project is to be severed from the larger parcel that the Tenant conveyed to the Landlord (the balance of the lands conveyed being herein referred to as the "BALANCE") and that the Landlord, or a successor in title thereto, may intend to develop the Balance. The Tenant hereby consents to any rezoning (other than to a Prohibited Use as hereinafter defined), official plan amendment, severance or minor variance application that may be submitted by the Landlord and, if necessary, the Tenant agrees to execute any documentation in connection therewith submitted to it by the Landlord within three (3) Business Days of submission. The Balance shall be subject to the following restrictions, which shall be binding upon all owners, future owners, lessees and sublessees or any other person who may have an interest in the Property so long as this Lease is in effect. For purposes hereof, the Balance or any portion thereof shall not be used for the following prohibited uses: (i) any operation primarily used for smelting, agricultural or mining, pit or quarry operations; (ii) any mobile home park, labour

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camp, junk yard, stockyard or salvage yard; (iii) any automobile, truck, trailer, or recreational vehicle body shop; (iv) any establishment selling or exhibiting pornographic materials or massage parlor or any form of a sex related business (excluding for the sake of clarity a video store selling or renting pornographic materials as part of its business); (v) any use in which the principal or primary purpose is to operate a bar, tavern or brew pub, it being understood that the operation of a bar, tavern or brew pub as part of or in conjunction with the operation of a restaurant, hotel or office building shall be permitted; (vi) any use in which the principal or primary purpose is to operate a flea market, bingo hall, nightclub, dance hall or disco; (vii) a facility for the sale of paraphernalia for use with illicit drugs; (viii) a carnival, amusement park or circus; (ix) a kennel or animal boarding or breeding facility in which the animals are primarily kept or housed outside; or (x) a facility in which the principal or primary purpose is gambling including but not limited to, an off-track or sports betting parlor, and a facility with table games such as blackjack or poker, slot machines, and/or video poker/blackjack/keno machines, provided that the foregoing uses may be carried on in conjunction with a hotel or restaurant or any other establishment whose primary business is not the carrying on of such uses (the "PROHIBITED USES").


2.       TERM

         The term of this Lease shall commence on the date (herein called the "COMMENCEMENT DATE") which is thirty (30) days after the date the Landlord notifies the Tenant that the Landlord's Work has been Substantially Completed (the "COMMENCEMENT DATE"); and shall expire (unless extended if any extension is provided herein) at 11:59 p.m. on the last day preceding the fifteenth anniversary after the Commencement Date. The initial term of this Lease and any extension thereof shall herein be referred to as the "Lease Term."

3.       RENTAL

         Tenant agrees to pay to Landlord without any previous demand, deduction, abatement or set-off, except as otherwise expressly provided in this Lease an annual base rental (the "Base Rental" or "Basic Rent") payable monthly on the first day of the month as follows:

         (a) for the first five (5) years of the Lease Term, the annual sum of ONE MILLION EIGHT HUNDRED AND SIXTY FOUR THOUSAND FIVE HUNDRED AND NINETY TWO DOLLARS AND SEVENTY CENTS ($ 1,864,592.70) payable in equal consecutive monthly instalments of ONE HUNDRED AND FIFTY FIVE THOUSAND THREE HUNDRED AND EIGHTY TWO DOLLARS AND SEVENTY THREE CENTS ($155,382.73) being EIGHT DOLLARS AND SEVENTY CENTS ($8.70) per square foot of the Rentable Area of the Premises, and;

         (b) for the second five (5) years of the Lease Term, the annual sum of TWO MILLION ONE HUNDRED AND TWENTY SIX THOUSAND AND SIXTY FOUR DOLLARS AND THIRTY TWO CENTS ($ 2,126,064.32) payable in equal consecutive monthly instalments of ONE HUNDRED AND SEVENTY SEVEN THOUSAND ONE HUNDRED AND SEVENTY TWO DOLLARS AND THREE CENTS ($177,172.03) being NINE DOLLARS AND NINETY TWO CENTS ($9.92) per square foot of the Rentable Area of the Premises; and;


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         (c)  for the last five (5) years of the Lease Term, the annual sum of
              TWO MILLION FOUR HUNDRED AND TWENTY THREE THOUSAND NINE HUNDRED AND SEVENTY DOLLARS AND FIFTY ONE CENTS ($2,423,970.51) payable in equal consecutive monthly instalments of TWO HUNDRED AND ONE THOUSAND, NINE HUNDRED AND Ninety SEVEN DOLLARS AND FIFTY FOUR CENTS ($201,997.54) being ELEVEN DOLLARS AND THIRTY ONE CENTS ($11.31) per square foot of the Rentable Area of the Premises;

commencing four (4) months after the Commencement Date (hereinafter called the "Rent Commencement Date"), subject to abatement as provided in Section 6, below. However, notwithstanding the fact that Tenant's Base Rental obligation shall not commence until the Rent Commencement Date, Tenant's obligations for Taxes (hereinafter defined) and insurance premiums (as set forth in Section 5 below), together with Tenant's obligations for Operating Expenses (hereinafter defined), as set forth in Section 9 below, shall commence as of the Commencement Date. It is further understood that no Base Rent shall be payable for the last month of the fifteenth (15th) year of the Term.

It is understood and agreed that the costs of the Landlord's Work (save for the allowances hereinafter referred to) is for the account of the Landlord and any overages shall be absorbed by the Landlord. It is further understood and agreed that the costs of the Landlord's Work has been amortized into the Basic Rent rate payable by the Tenant hereunder on the basis of the following allowances, namely: signage-Forty Thousand Dollars ($40,000); Office Tenant Improvements, calculated on Forty One Thousand Six Hundred (41,600) square feet of Rentable Area of office space-One Million Six Hundred and Sixty Four Thousand Dollars ($1,664,000) and Landscaping-One Hundred Thousand Dollars ($100,000). If the cost of performing the Landlord's Work in respect of those improvements exceeds the amount of the allowances, then the Landlord shall notify the Tenant and shall obtain Tenant's prior written consent to the Landlord incurring such costs, and such approved amounts shall be paid within thirty (30) days of Substantial Completion to the Landlord as Additional Rent. If such overages are not approved, Landlord shall not be required to incur such additional cost or perform such work. If the cost of performing the Landlord's Work is less than the amount of the allowances, no adjustment to Basic Rent shall be made.

        Other remedies for nonpayment of Rent notwithstanding, if the monthly rental payment (whether for Base Rental or other amounts [e.g., Taxes, insurance premiums, and Operating Expenses]) is not received by Landlord on or before the tenth (10th) day of the month for which rent is due, a service charge of Prime plus five percent (5%) per annum, calculated and payable monthly on all past due amounts owed on such date shall become due and payable in addition to the regular rent owed under this Lease.

         Tenant's Proportionate Share of Taxes, insurance premiums and Operating Costs, and payment of all other monetary sums under this Lease ("ADDITIONAL RENT") shall commence on the Commencement Date, be subject to any and all of the provisions within the Lease which govern Tenant's payment of Base Rental and shall, for all purposes of this Lease be deemed to be Rent.

         Unless otherwise expressly provided to the contrary, the Tenant will pay Base Rental and Additional Rent (collectively "Rent") as provided in this Lease, together with applicable GST,


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without notice or demand and without abatement, deduction or set-off whatsoever, including without limitation, by reason of Section 35 of the Commercial
Tenancies Act, the benefit of which is expressly waived by the Tenant. Unless expressly provided to the contrary, all Rent shall be payable on demand or, at the Landlord's option, monthly based on estimates provided by it to the Tenant from time to time.

4.       DEPOSIT - INTENTIONALLY DELETED


5.       REAL ESTATE TAXES AND INSURANCE

         As used herein, the following terms wherever initially capitalized shall have the following meanings:

         (a) "Taxes" shall mean all real estate taxes, rates, duties, fees, charges and assessments (e.g., ad valorem taxes), impost charges or levies, real estate rental receipt or gross receipts tax, or rent sales tax, levied against or in respect of the Project, or any other tax levied against Landlord in substitution for or in lieu of or in addition to any tax which would otherwise constitute a real estate tax or a specific tax on rentals from the Project, plus the cost, including legal, professional and appraiser's fees, of any negotiation, contest or appeal pursued by Landlord in an effort to reduce the tax or assessment on which any tax provided for in this Section is based. It is understood that Taxes shall not include the Landlord's income or other personal taxes.

         (b) "Tax Year" shall mean each twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Project.

        Tenant shall pay to Landlord all Taxes against the Premises and its proportionate share of Taxes levied or assessed against the Common Areas which shall be due and payable in equal monthly payments, in advance, commencing with the Commencement Date, based upon estimated annual taxes, but subject to adjustment within thirty (30) days after Landlord's final determination of the actual costs for such. In the event that there shall not be a separate assessment and separate tax bill for the Taxes levied in respect of the Premises, the Tenant shall pay, the Tenant's Proportionate Share of all Taxes levied against the Project or any part thereof. If and whenever during the Term a tax for the support of separate schools is assessed against or in respect of the Premises or the Project for any reason, the Tenant shall pay to the Landlord the amount by which such tax exceeds that which would otherwise be payable in respect of the Premises or the Project for the support of public schools. Any necessary adjustment shall be paid by Tenant to Landlord within ten (10) days after delivery of statement reconciling collected taxes against actual taxes. Any necessary adjustment shall be paid by Tenant to Landlord or refunded by Landlord to Tenant, as applicable within ten (10) days after delivery of copies of all applicable final tax bills together with a detailed written statement reconciling and invoicing estimated taxes against actual taxes, all of which shall be provided to Tenant within thirty (30) days after the issuance of final tax bills. Landlord shall have the right to make demand or bill for Taxes after receipt of the tax bills or upon the expiration or sooner termination of this Lease. If the Lease Term shall commence or expire during a Tax Year,


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Tenant shall be liable only for that portion of the Taxes for such Tax Year represented by a fraction, the numerator of which is the number of days of the Lease Term which fall within said Tax Year and the denominator of which is 365. This provision shall survive expiration or termination of this lease for a period of one (1) year to permit the reconciliation of taxes for the last year of the lease term.

        Tenant shall be liable for and shall pay when they become due and payable all taxes, rates, duties, fees, assessments and charges assessed against and levied upon the improvements, trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises and the business conducted therein or in respect of the use or occupancy thereof. If any such taxes are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord, within thirty (30) days of Tenant's receipt of a detailed written statement and copies of all tax bills setting forth the basis of such increase, that part of such taxes for which Tenant is primarily liable hereunder.

        In addition, Tenant shall be liable for and shall pay when they become due and payable all GST, sales taxes, excise taxes, places of business taxes, business transfer taxes, commercial concentration taxes, and other taxes, whether by law the responsibility of the Landlord or the Tenant, or both, and whether imposed by federal, provincial, municipal, school board, utility commission or other authority and whether now or in the future in existence (and including any other taxes, rates, duties, assessments, fees or levies which are imposed on the Landlord or the Tenant on account of or in lieu thereof, or as a substitute for or in addition thereto, or of a nature similar thereto) and whether recurring annually, or at other intervals or on a special or single instance basis only. The foregoing shall not include Landlord's income or personal taxes.

        GST shall not be deemed to be Rent, provided however that such tax, if not paid when due, shall be collectible in the same manner as Rent in arrears.

        The Landlord shall allocate Taxes amongst categories of leaseable premises in the Project on the basis of such factors as the Landlord determines to be relevant, such as, by way of example, the types of business or activity carried on therein, the locations in the Project, costs of construction, relative benefits derived by leaseable premises, relative assessment values, non-public school support designations, and vacancies. The Landlord shall adjust the Tenant's Proportionate Share of Taxes, having regard to the category in which the Tenant is placed by the Landlord. In determining the share of Taxes which is payable by the Tenant pursuant to this Lease, Taxes shall include such additional amounts as would have formed part of the Taxes had the Project been fully assessed during the whole of the relevant period as fully completed and fully occupied by tenants, with no special exemptions or reductions, and without taking into account any actual or potential reduction of Taxes or change of assessment category or class for leaseable premises within the Project which are vacant.

        For the purposes of this Lease, Proportionate Share means a fraction which has as its numerator, the rentable area of the Premises and as its denominator the rentable area of the Project. It is anticipated that the Tenant's Proportionate Share will be 214,321/ 387,407, namely

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55.32 %, expressed as a percentage, subject to adjustment upon measurement in accordance with Section 1 herein.

         (c) Tenant's Insurance.

             (i) At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the Lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant's operation and use of the Premises.

                 (a) "all-risks" insurance (including flood and earthquake) upon all property owned by the Tenant or for which the Tenant is legally liable, or which is installed by or on behalf of the Tenant, and which is located on the Project including, but not limited to, fittings, installations, alterations, additions, partitions, trade fixtures, and anything in the nature of a leasehold improvement (unless the Landlord has specifically insured therefor) as well as the Tenant's stock-in-trade, furniture and personal property, in an amount of at least one hundred percent (100%) of the full replacement cost with coverage against at least the perils of fire and standard extended coverage, including sprinkler leakages (where applicable), earthquake, flood and collapse. If there is a dispute as to the amount which comprises full replacement cost of any leasehold improvements, the decision of the Landlord will be conclusive. The Landlord shall be named as an additional insured and the Landlord's mortgagee (the "Mortgagee") shall be named as a loss payee pursuant to the terms of the standard Insurance Bureau of Canada mortgage clause in such policies in respect of the leasehold improvements;

                 (b) intentionally deleted;

                 (c) intentionally deleted;

                 (d) comprehensive general liability insurance (IBC Form 2100 or better) on an occurrence basis including personal injury liability, bodily injury liability, contractual liability(for incidental contracts only), , employers' liability coverage with respect to the Premises and the Tenant's use of same and the Common Areas of the Project, coverage to include the activities and operations conducted by the Tenant and any other Person. Such policies shall:

                     (i) be written on a comprehensive basis with inclusive limits of not less than One Million Dollars ($1,000,000.00) (U.S.) for any one occurrence for bodily injury to any one or more


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                          Persons, or propertydamage and Two Million
                          Dollars($2,000,000.00) (U.S.) general aggregate;

                    (ii) contain a severability of interests clause and a cross-liability clause; and

                   (iii) the Landlord and the Mortgagee shall be named as additional insureds in such insurance policies;

             (e) "all-risks" tenant's legal liability insurance for the actual cash value of the Premises, but excluding loss of use thereof;

             (f) standard owner's form automobile policy providing third party liability insurance with One Million Dollars ($1,000,000.00) (U.S.) inclusive limits, and accident benefits insurance, covering all licensed vehicles owned or operated by or on behalf of the Tenant; and

             (g) exterior glass insurance;

             (ii) Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy, and annually thereafter.

            (iii) If, in the opinion of Landlord's insurance advisor, the a mount or scope of such coverage is deemed inadequate at any time during the Term, and only if deemed necessary because of Tenant's substantial modification of its use of Premises, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord's advisor deems adequate.

             (iv) All insurance required under this Paragraph shall: (i) be non-contributing and primary; (ii) provide for severability of interests and a cross-liability clause, and a joint loss agreement endorsement; (iii) be issued by insurers, licensed to do business in the province in which the Premises are located and acceptable to Landlord; (iv) contain a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and those for whom the Landlord is in law responsible; and (v) be endorsed to provide at least ten(10) days prior notification of cancellation or material change in coverage to said additional insured.

         (d) Landlord's Insurance. Landlord shall maintain all risk, including earthquake and flood, insurance covering the buildings within the Project, and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord including rental income insurance, if available, for an indemnity period of not less than twelve (12) months. The amount and scope of coverage of Landlord's insurance shall be determined by Landlord from


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              time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect. Landlord shall have the right to reduce any insurance or coverage. Premiums for any such insurance shall be paid by Tenant to Landlord in equal monthly payments in advance commencing on the first day of the Lease Term as part of Operating Expenses. Not later than thirty (30) days after Tenant's written request, Landlord shall provide to Tenant a copy of the insurance certificate which verifies that Landlord has purchased the required insurance.

         (e) If the Tenant fails to take out or keep in force any insurance referred to in this Section 5, or should any of that insurance not be reasonably approved by the Landlord's insurance advisor in accordance with section (c)(iii) above, and should the Tenant not commence to diligently rectify (and afterwards to proceed diligently to rectify) the situation within forty-eight (48) hours after written notice by the Landlord to the Tenant (stating, if the Landlord's insurance advisor does not approve of the insurance, the reasons) the Landlord may, without assuming any obligation in connection with its doing so, effect the insurance at the Tenant's cost and all costs and expenses of the Landlord will be immediately paid by the Tenant to the Landlord together with a fee of ten percent (10%) representing the Landlord's overhead. This right is without prejudice to the other rights and remedies of the Landlord under this Lease. In case of loss or damage, the proceeds of insurance under boiler and machinery insurance and the leasehold improvements in the Premises shall be and are hereby assigned and made payable to the Landlord.

         (f) Except for those acts which are in the ordinary course of the business of the Tenant, as contemplated by and in accordance with the provisions of this Lease, the Tenant shall not do or permit anywhere on the Project anything which might:

             (i) result in any increase in the cost of any insurance policy on the Project;

            (ii) result in an actual or threatened cancellation of or adverse change in any insurance policy on the Project; or

           (iii) be prohibited by any insurance policy on the Project.

         (g) If any insurance policy on the Project or any part of it is cancelled or threatened by the insurer to be cancelled, or if the coverage under it is reduced in any way by the insurer because of the use or occupation of any part of the Premises by the Tenant or by any occupant of the Leased Premises, and if the Tenant fails to remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice by the Landlord, the Landlord may, either:

              (i) re-enter and take possession of the Premises immediately by leaving upon the Premises a notice of its intention to do so upon which the Landlord will have the same rights and remedies as are contained in Section 19; or


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             (ii) enter upon the Premises and remedy the condition giving rise to the cancellation, threatened cancellation or reduction of coverage, and the Tenant will immediately pay the costs and expenses to the Landlord, together with a fee of ten percent (10%) of such costs and expenses representing the Landlord's overhead, which costs and expenses may be collected by the Landlord as Additional Rent and the Landlord will not be liable for any injury caused to any property of the Tenant or others located on the Premises as the result of the entry. Such an entry by the Landlord is not a re-entry or a breach of any covenant for quiet enjoyment.

6.       COMPLETION

         Landlord shall complete the Premises, including office space, pursuant to the Plans. Provided that Landlord and Tenant each comply fully with the terms contained in the "Build-to-Suit Addendum" attached hereto, then if Landlord, for any reason whatsoever, cannot achieve Substantial Completion and deliver possession of the Premises to Tenant on or before February 28, 2004, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the term of this Lease shall be extended by such delay for each day beyond February 28, 2004 that Substantial Completion has not occurred, save as hereinafter provided. "Substantial Completion" shall occur upon the Architect's written certification that the Landlord's work is substantially complete (in accordance with the definition contained in the Construction Lien Act) in accordance with the Plans. Excluding delays as a result of: (a) Tenant delay, and (b) change orders requested by Tenant (including Modifications and Tenant Change Orders as referred to in the Build-to-Suit Addendum) (collectively "TENANT DELAYS"). Landlord covenants and agrees to use all reasonable efforts to cause Substantial Completion to occur on or before February 28, 2004. Landlord agrees to give Tenant written notice of Substantial Completion at least thirty (30) days prior to the date Substantial Completion is estimated to occur.

         In the event that the Premises have not been substantially completed by April 1, 2004, other than by reason of Force Majeure or as a result of delay arising in respect of environmental problems of which the Landlord was unaware which are required to be remediated by it in accordance with applicable environmental laws (it being understood and agreed that the Landlord shall diligently proceed with such remediation as expeditiously as reasonably possible) or as a result of any Tenant Delay, then the Tenant shall be entitled to one (1) day of Basic Rent and Additional Rent in the nature of Operating Costs and Taxes abatement for each day of delay. Subject to the foregoing, the Landlord shall not be responsible for any costs, expenses, claims, losses or damages suffered or incurred by the Tenant as a result of such delay. In the event that the Premises have not been substantially completed by June 30, 2004 for any reason, other than as a result of Force Majeure or any Tenant Delay, then the Tenant shall be entitled, within fifteen (15) Business Days to terminate this Lease and the Landlord shall not be responsible for any costs, expenses, claims, losses or damages suffered or incurred by the Tenant as a result of such delay of Substantial Completion under this Lease. If the Tenant's termination right has not been exercised, then this Lease shall continue in full force and effect, subject to the foregoing provisions.


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7.       REPAIRS AND MAINTENANCE OF PREMISES AND ALTERATIONS

         Landlord shall make all repairs and replacements to the foundation, the roof (including roof membrane and weatherproofing elements), structural components of the Building, parking areas, Project infrastructure and the exterior walls of the Building (except plate glass, windows, doors, door closure devices, window and door frames, molding, locks and hardware) and shall make all repairs and replacements to the HVAC System in the Premises during the 1st year of the Term only, except that Landlord shall not be required to make any repairs occasioned by any act of negligence of Tenant, its agents, employees, subtenant, invitees and licensees ("LANDLORD'S REPAIRS"). During the Lease Term (but specifically excluding any renewals or extensions) the cost of Landlord's Repairs shall not be included in Operating Expenses (it being understood that if a Landlord's Repair is incurred during the Term which would be characterized as a capital cost has not been fully amortized or depreciated during the Term, then the Landlord shall be entitled to include the unamortized or undepreciated portion of such Landlord's Repairs in Operating Expenses during the Extension Terms as contemplated by section 9(b)(xii), together with interest as contemplated by section 9(b)(xiii)). In the event the Building should become in need of repairs required to be made by Landlord hereunder, Tenant must give immediate written notice to Landlord. Tenant shall be solely responsible for any additional damage that occurs or any additional cost incurred in making such repairs as a result of Tenant's failure to give timely notice to Landlord.

         Tenant shall, at its own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilating and air conditioning systems (the "HVAC SYSTEM") and equipment within the Premises provided that Tenant shall not be required to enter into said preventative maintenance/service contract until the expiration of the applicable warranty period for all hot water systems and equipment and the HVAC System. The maintenance contractor and the maintenance contract must be approved by Landlord, which approval shall not be unreasonably delayed, withheld, or conditioned. The maintenance contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises. Landlord agrees to deliver to Tenant copies of any warranties from the manufacturer of the HVAC System and such other units and/or systems for which Tenant is responsible hereunder, and to pursue, to the extent Tenant is not permitted to pursue, or cooperate with Tenant in pursuing claims pursuant to said warranties. If the Landlord incurs costs to assist the Tenant as aforesaid, then any such reasonable costs in excess of Two Thousand Dollars ($2,000.00) shall be for the account of the Tenant, and payable as Additional Rent forthwith upon demand. During the 1st year of the Term Landlord shall be entitled to the benefit of any warranties in respect of the HVAC System.

         Tenant agrees throughout the Lease Term, at Tenant's sole cost and expense (and except for those above listed items that Landlord is required to keep and maintain with regard to the Building as set forth in this Section 7 herein), to keep and maintain the Premises and all fixtures and equipment therein, including all plumbing, HVAC, electrical, gas, water, sewage and like fixtures and equipment, and also including the Premises window glass, loading docks, exterior steps, doors, door frames, locks and hardware, interior ceilings, walls and floors and all signs of Tenant erected pursuant to Section 22 hereof on the outside of the Building in good repair, order and condition, making all repairs and replacements thereto as may be required; all repairs and replacements to be of the same or better quality, design and class as the original work and equipment. If any repairs required to be made by Tenant hereunder are not made within ten
(10) days after written notice delivered to Tenant by Landlord, Landlord may at its option make such repairs without liability to Tenant for loss or damage which may result to its equipment, fixtures, inventory or business by reason of such repairs, and Tenant shall pay to Landlord upon demand as additional rent hereunder the actual and reasonable cost of such repairs, together with Landlord's administration fee equal to ten percent (10%) of such costs. At the expiration or termination of this Lease, Tenant shall surrender the Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted. Provided that Tenant and Landlord determine that the replacement of any HVAC equipment is less costly than the ongoing repair of same, the cost of the replacement shall be apportioned such that Tenant's financial responsibility for such replacement is the percentage calculated using the remaining lease term as the numerator and the useful life of the replacement as the denominator. Tenant's financial responsibility shall then be divided equally over the remaining months of the Lease Term and paid to Landlord as Additional Rent.

         Tenant shall not make any alterations, additions, repairs, improvements, or installations to the Premises which will cost, individually or if a series of expenditures, in the aggregate greater than One Hundred Thousand Dollars [$100,000.00] without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, provided that the alteration, addition, or installation is non-structural and non-system related and does not penetrate or alter the Building roof, floor slab, or exterior walls, any warranty, or the Landlord's obligations hereunder. If such alteration, addition, repair, improvement or installation is structural, or affects any systems serving the Building or otherwise will adversely affect Landlord's obligations hereunder or under any warranty, such consent may be unreasonably withheld. All alterations, additions, repairs, improvements, installations, equipment (excluding Tenant's trade equipment) and fixtures, by whomever installed or erected (except such business trade fixtures belonging to Tenant as can be removed without damage to or leaving incomplete the Premises or Building) shall, at the Landlord's option, remain upon and be surrendered with the Premises and become the property of Landlord at the termination of this Lease without credit or compensation to Tenant. Otherwise, Landlord may require same to be removed, and all damage caused by such removal to be repaired, at Tenant's sole cost and expense. Any linoleum, carpeting or other floor covering which may be cemented, nailed or otherwise affixed to the floor of the Premises shall become the property of Landlord without credit or compensation to Tenant. Tenant shall pay all reasonable costs and expenses of the Landlord in dealing with Tenant's request for consent, supervision or performance of any work that Landlord requires its contractors to perform.

         All construction work done by Tenant on the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and in such a manner as to cause a minimum of interference with other construction in progress in the Building or the use or occupation of any other tenant. Tenant agrees to indemnify Landlord and hold Landlord harmless against any loss, liability or damage resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage.

         Notwithstanding any provision of this Lease to the contrary Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Project to any mechanics' or materialmen's liens or liens of any kind nor shall any provision in this Lease ever be construed as empowering Tenant to encumber or cause Tenant to encumber the title or interest of Landlord in the Project. In order to comply with the provisions of the law, it is specifically provided that neither Tenant nor anyone claiming by through or under Tenant including but not limited to contractors, subcontractors, materialmen, mechanics and labourers shall have any right to file or place any kind of lien whatsoever upon the Project or any improvement thereon, and any such liens are specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's interest or assets. Tenant shall put all such parties with whom Tenant may deal on notice of the terms of this Section. If at any time a lien or encumbrance is filed against the Project as a result of Tenant's work, materials or obligations Tenant shall promptly discharge or transfer to bond said lien or encumbrance, and if said lien or encumbrance has not been discharged or transferred to bond within fifteen (15) days from the date Tenant has received noticed that it is filed, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by a deposit in court or by posting a bond. Any amount paid by Landlord for any of the aforesaid purposes, or for the satisfaction of any other lien not caused by Landlord, and all reasonable expenses of Landlord in defending any such action or in procuring the discharge of any such lien plus a fee of ten percent (10%) of such costs and expenses representing the Landlord's overhead, shall be deemed additional rent hereunder and shall be repaid by Tenant to Landlord on demand.

8.       ACCEPTANCE OF PREMISES

         Tenant, upon Substantial Completion of the Premises in accordance with the Plans and a joint walk-through by Landlord and Tenant (further subject to any punch list items pursuant to the attached Build-to-Suit Addendum), shall accept the Premises in their then condition as suited for the uses intended by Tenant. If requested by Landlord, Tenant shall execute and deliver to Landlord a written acceptance of the Premises. The date of completion of Premises shall be defined as the date which Landlord achieves Substantial Completion as defined in Paragraph 6 herein.

9.       COMMON AREAS AND OPERATING EXPENSES OF PREMISES

         (a) The term "Common Area" is defined for all purposes of this Lease as that part of the Project which includes among other facilities, the structure of the Building, the roof, exterior wall assemblies, entrances and exits, stairways, common washrooms, utility rooms and facilities, general signs, all Building systems, including without limitation, HVAC and fire, security and other systems, parking areas, sidewalks, driveways, truckways, loading areas and landscaped areas, and all interior and exterior areas, facilities, utilities, improvements, equipment, and installation which are not intended by the Landlord to be leased. The parties hereby agree that Tenant shall have non-exclusive, unrestricted access to the parking areas, driveways, walks, landscaped areas and loading areas appurtenant to the Building, subject to any exclusive rights granted to the Tenant pursuant to Section 43(i)(d) and as indicated on Schedule "A" and any exclusive rights that may be granted to other tenants of the Project to use the parking areas or shipping areas. In addition, the Tenant shall be entitled to use:

              (i) the shipping area outlined in green on Schedule "A" which shall be fenced off at the cost and expense of the Tenant; and

             (ii) an additional area adjacent to the western security fence of the Project at the rear of the Project, as outlined in orange on Schedule "A" attached hereto for the purpose of the staging of trailers in connection with the Tenant's use of the Leased Premises;

         (collectively the "TENANT'S EXCLUSIVE USE ADDITIONAL AREAS"). The Tenant shall not be required to pay Minimum Rent or Additional Rent in the nature of Occupancy Costs in respect of the Tenant's Exclusive Use Additional Areas, but such areas shall otherwise be considered to be part of the Leased Premises in respect of the Tenant's obligations pursuant to this Lease, including without limitation, insurance, repair and maintenance and the area of the Tenant's Exclusive Use Additional Areas shall, for the purposes of calculating the Tenant's Proportionate Share of Taxes, be added to the Rentable Area of the Leased Premises and the Rentable Area of the Project. For the sake of clarity, it is understood that the Tenant's Exclusive Use Additional Areas shall not be considered Common Area.

         Landlord shall be responsible for the operation, management, and maintenance of the Common Areas, the manner and the expenditures thereof to be consistent with those customary for similar buildings, and Tenant agrees to pay on the first day of each month during the Lease Term as additional rent as hereafter provided, its Proportionate Share of the cost of all Operating Expenses in accordance with the following:

         (b) "Operating Expenses" are all costs incurred by Landlord relating to the ownership and operation of the Project including, but not limited to, the following:

              (i) The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas (excluding Landlord's Repairs), including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates, exterior signs and tenant directories.

              (ii) Water, gas, electricity, telephone and other utilities servicing the Common Areas.

              (iii) Trash disposal, janitorial services, and life/safety systems.

              (iv) Environmental monitoring and insurance programs (but for the sake of clarity, the costs of remediating environmental problems which are the Landlord's obligation hereunder shall not be included in Operating Expenses).

              (v) Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to, roof, elevators and fire detection and sprinkler systems but excluding Landlord's Repairs during the Term (but same are not to be excluded during any Extension Term).

              (vi) If Tenant fails to maintain the Premises, any reasonable and verifiable expense incurred by Landlord for such maintenance (in respect of which Tenant shall pay all of such cost and not just its Proportionate Share).

              (vii) Insuring the Lands, Building, improvements, equipment and other property in the Project from time to time owned or operated by the Landlord or for which the Landlord is legally liable, in the manner and form with the companies, and with the coverage and the amounts which the Landlord, or the Mortgagee from time to time determines advisable including without limitation, All-Risks, Comprehensive General Liability, broad form boiler and machinery, and rent loss insurance.

             (viii) Landscaping, cleaning, snow and ice removal.

              (ix) The cost of building supplies used by the Landlord in the maintenance and operation of the Project.

              (x) The cost, if any, of heating, ventilating and air-conditioning the Common Areas.

              (xi) All repairs (including major repairs) and replacements to and maintenance and operation of the Project and the systems, facilities and equipment serving the Project including, without limiting the generality of the foregoing, the Project's HVAC System and other utility systems and energy-saving and security devices, elevators and escalators, and the equipment and chattels used in connection with the Project except Landlord's Repairs (but same are not to be excluded during any

                    Extension Term) and any such costs for which depreciation is taken under subsection (xii).

              (xii) Depreciation or amortization in an amount determined by the
                    Landlord's accountants in accordance with generally accepted accounting principles on or of:

              (a) the capital cost of the replacement of all chattels, moveable equipment, systems and facilities of the Project, including without limiting the generality of the foregoing, the HVAC System and utility systems; and

              (b) the capital cost of repairs, replacements and improvements mentioned in subsection (xi) which the Landlord's accountants have determined to be capital in nature (other than any which are necessitated by a change in any Law enacted, made or enforced by any Authority having jurisdiction and which the Landlord has, in its sole discretion, elected to treat as a current expense and which will be charged in the same manner as under subsection (xi).

             (xiii) Interest during each year of the Term at the rate which is two percentage (2%) points above the prime rate charged by any chartered bank of Canada designated from time to time by the Landlord at the end of each year on the undepreciated or unamortized capital cost of the items referred to in subsection (xii).

         Tenant shall pay the Operating Expenses as follows; Tenant shall pay to Landlord an "ESTIMATED ANNUAL COMMON AREA AND OPERATING EXPENSE CHARGE" payable in equal monthly payments in advance, commencing with the first day of the Lease Term, based upon the estimated annual Operating Expenses, but subject to adjustment after the end of each calendar year on the basis of the actual costs for such year. Within ninety (90) days after the close of each calendar year, upon request of Tenant, Landlord will furnish to Tenant a detailed statement of Operating Expenses for such year, such statement to be prepared in accordance with generally accepted accounting practices but not audited. Any necessary adjustment shall be made within fifteen (15) days after delivery of such statement. Those Operating Expenses which are directly controllable by Landlord ("CONTROLLABLE EXPENSES") namely, costs of day-to-day landscaping and snow removal should not increase by more than three percent (3.0%) per annum during the Lease Term. After the expiry of two
         (2) years from the Commencement Date, the parties shall meet to determine what, if any, other expenses (excluding for the sake of clarity, taxes, insurance, utilities, capital costs, governmental charges, and costs as a result of Force Majeure, none of which are "controllable") are controllable and what, if any, cap on Controllable Expenses (other than landscaping and snow removal, the cap for which shall be three percent (3%)) is acceptable. Tenant shall have the right, at Tenant's sole cost and expense, to examine Landlord's books and records to review all invoices and supporting documentation in connection with the calculation of Operating Expenses, taxes, and Tenant's proportionate share. Should any such examination reveal overcharges in excess of five percent (5%), the reasonable costs of such examination shall be borne by Landlord.

         Landlord reserves the right to stop the supply of water, sewage, electrical current and other services, without incurring any liability to Tenant, where necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord desirable or necessary, or when prevented from supplying such services by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Landlord's control, or by laws, orders or ability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. However, in the case of repairs, alterations, replacements or improvements which are under Landlord's control, Landlord agrees to give Tenant reasonable notice of repairs, alterations, replacements or improvements. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment or suspension, subject to
         Section 10 (b) hereof.

         (c) The Tenant shall pay to Landlord as Additional Rent on an annual basis a management fee equal to Ten Cents (.10(cent)) per square foot of the Rentable Area of the Premises, payable monthly. Such fee shall escalate at a rate of three percent (3%) per annum.

         (d) Notwithstanding anything herein to the contrary, Operating Expenses shall not include any cost or expense attributable to:

              (i) Repairs or other work occasioned by fire, windstorm or casualty of an insurable nature in excess of any deductible feature to the extent Landlord receives insurance proceeds or by the exercise of the right of eminent domain to the extent such costs are recovered from the relevant authority, exercising the right of eminent domain;

              (ii) Leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants (if any), or prospective tenants;

              (iii) Expenses incurred in renovating or otherwise improving or decorating, painting or redecorating space for the Tenant or other tenants (if any) or other occupants or vacant space;

              (iv) Landlord's costs of electricity and other services sold to tenants and for which Landlord is entitled to be reimbursed by tenants as an additional charge or rental over the basic rent payable or Operating Expenses under the lease with such tenant;

         (v) Except as otherwise provided herein, costs incurred by Landlord for alterations or repairs to the Building or Project which are considered capital improvements and/or replacements;

              (vi) Except as otherwise provided herein, depreciation and amortization;

              (vii) Except as otherwise provided herein, costs of a capital nature including, but not limited to, capital improvements, capital repairs, capital equipment, capital tools, capital leases, alterations, sculpture, paintings and other art work;

             (viii) Expenses in connection with services or other benefits of a type which are not provided to the Tenant and which are not provided to other tenants or occupants of the Project generally;

              (ix) Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any other lease (if any);

              (x) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent only that the costs of such services exceed competitive costs of such services not so rendered by a subsidiary of an affiliate;

              (xi) Interest on debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

              (xii) Management fees relating directly to the management of the
                    Building in excess of the amounts otherwise provided herein;

             (xiii) Any compensation paid to persons in commercial concessions operated by Landlord;

              (xiv) All items and services which are not generally provided to all tenants or occupants and for which Tenant or other tenants reimburse Landlord or pays third persons;

              (xv)  Advertising and promotional expenditures;

              (xvi) Any costs, fines or penalties incurred due to violations by
                    Landlord of any governmental rule or authority;

             (xvii) Except for the management fee herein provided, Landlord's general partnership (or other entity) overhead;

            (xviii) Except for the management fee herein provided, any portion of any wages, salaries, or other compensation of any kind or nature paid to any employees engaged in the marketing and leasing of the Building or to employees or executives not directly engaged in the daily operation of the Building;

              (xix) Except as otherwise expressly otherwise provided herein to the contrary, costs incurred in connection with the original construction of the Project and costs of correcting defects in or inadequacy of the initial design or construction of the Project, the Project equipment or the Project parking areas, or for repairs or maintenance covered by warranties and service contracts;

              (xx) Costs of installing, operating and maintaining any specialty service, such as luncheon club, athletic or recreational club, observatory, or broadcasting facilities;

              (xxi) Costs incurred in the operation of any garage or other parking facility or concession other than the parking facilities;

             (xxii) Any cost or expenditure attributable to a breach by
                    Landlord of its covenants, conditions, obligations and duties under this Lease that would not have been incurred, but for such breach by Landlord;

            (xxiii) Any cost of compliance with legal requirements enacted on or before the Commencement Date;

             (xxiv) Any cost relating to investigation, containment and/or remediation of toxic and/or hazardous materials save as otherwise contemplated; and

              (xxv) The cost of any utilities the service of which to Tenant is separately metered.

If Landlord hereafter constructs any additional building(s) on land adjacent to the Project and any of the costs or expenses described in Section 2.4.1 are attributable to both the Project and such other building(s), then only such portions thereof as are properly allocable (in Landlord's good faith business judgment) to the Project shall be included in Operating Expenses.

10.      UTILITIES AND SERVICES

         (a) Tenant shall pay directly gas, electricity, fuel, and any other utilities for the Premises, or used by Tenant in connection therewith. If Tenant does not pay said utilities, Landlord may pay the same and such payment together with Landlord's administration fee of ten percent (10%) of such costs shall be deemed additional rent payable by Tenant upon demand by Landlord. In addition:

              (i) repair, maintenance and replacement of the HVAC System shall be dealt with in accordance with Section 7 of this Lease;

              (ii) excluding Landlord's Repairs, the Tenant will operate, maintain, repair and replace the portions of the HVAC System serving the Premises exclusively in order to maintain reasonable conditions of temperature and humidity within the Premises. The Tenant will comply with the stipulations and with the Rules and Regulations of the Landlord pertaining to the operation and regulation of that equipment.

         (b) Notwithstanding any provision to the contrary in this Lease: (i) in the event that the Landlord is unable to supply any of the Building's electrical, heating, air conditioning, or water systems serving the Premises (collectively, the "ESSENTIAL SERVICES"), or
              (ii) the Landlord is unable to provide access to the Premises in accordance with its obligations hereunder (the "ACCESS RIGHTS") and such inability of the Landlord materially impairs the Tenant's ability to carry on its business in the Leased Premises for a period of five (5) consecutive days, the Basic Rent and Additional Rent shall abate commencing with the sixth (6th) day of such material interference with the Tenant's business, save as hereinafter provided. Such abatement shall continue until the Essential Services and Access Rights have been restored to such extent that the lack of any Essential Services or Access Rights no longer materially impairs the Tenant's ability to carry on its business in the Leased Premises. The Tenant shall not be entitled to such an abatement to the extent that the Landlord's inability to supply Essential Services or Access Rights is caused by events beyond the Landlord's control, unless the Landlord is otherwise compensated for such Rent out of insurance proceeds which are or ought to have been payable to it, in which case the Tenant shall be entitled to abatement as provided herein to the extent of such proceeds. In the event of any stoppage or interruption of Essential Services to the Premises or inability to provide the Access Rights, the Landlord shall use diligent efforts to restore Essential Services to the Leased Premises and the Access Rights as soon as possible.

         (c) If at any time during the Term the Landlord, for reasons within its control, fails to provide Access Rights or any of the Essential Services and such failure materially impairs the Tenant's ability to carry on business in the Leased Premises, and such failure shall continue for five (5) consecutive days after written notice thereof from the Tenant, the Tenant shall have the right, but shall not be required to, take such reasonable steps as shall be necessary to cause the provision of such Essential Services or Access Rights, as applicable, including the payment of outstanding invoices and/or the performance of maintenance, repairs or replacements (such work performed by the Tenant shall be referred to herein as "SELF HELP WORK"), and any reasonable sums expended by the Tenant in so doing, commencing thirty (30) days after written demand accompanied by supporting invoices, shall be paid by the Landlord to the Tenant within thirty (30) days of receipt of written demand of the Tenant accompanied by invoices supporting such expenditures. Notwithstanding the foregoing, the Tenant: (i) shall provide the Landlord twenty-four
              (24) hours written notice prior to performing any self help work;
              (ii) shall not commence performance of any self help work for so long as the Landlord has commenced work to cure the applicable default and continues to diligently perform such work; and (iii) shall not perform any self help work in a manner that unreasonably interferes with the Landlord's or any other tenant's use of the Project.

         (d) Subject to subsections (b) and (c) hereof, should Landlord fail to perform any other term or covenant under this Lease and if any such default shall not be cured and shall accordingly be continuing thirty (30) days following written notice by Tenant to Landlord of such default (in the event that such default consists of a breach or failure by Landlord to pay any monetary amount due and payable by Landlord to Tenant) or sixty (60) days following written notice by Tenant to Landlord of such default (in the event such default consists of a breach or failure by Landlord to comply with any obligation of Landlord other than one involving the payment of a monetary amount payable by Landlord to Tenant or such longer period of time as may be reasonably required by Landlord to cure such default, then, in either such event, Tenant shall have the option (at Tenant's sole discretion) of remedying such default by self-help work as contemplated by subsection (c).

         (e) If Landlord fails to pay the amounts referred to in subsection (c) and (d) hereof, and there is no dispute between the parties as to its obligations to do so (which dispute if not resolved within thirty (30) days shall be referred to arbitration), then Tenant shall be entitled to offset such unpaid amounts against Basic Rent as it falls due.

11.      USE OF PREMISES

         The Premises shall be used only for the purpose of freight forwarding, receiving, storing, shipping and selling products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto and approved by Landlord and shall not be used for any of the Prohibited Uses. Tenant shall, at its sole cost and expense promptly: (i) obtain any and all licenses and permits necessary for any such use; and (ii) comply with all governmental laws, ordinances, regulations, orders and directives applicable to the use or misuse of the Premises; and (iii) comply with all rules and regulations of the Landlord in respect of the Project; and (iv) not cause any waste or damage or any nuisance; and (v) not disturb or annoy the operations of any other tenant in the Project or cause any interference with the safety, comfort or convenience of the Landlord, other occupants of the Project or their customers or invitees. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable or of a hazardous nature without the Landlord's consent; or permit the Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous without the Landlord's consent. The Premises shall not be used for any illegal purposes, in violation of any regulation of any governmental body or in any manner to create any nuisance. If the insurance premiums on the Building are increased due to Tenant's use of the Premises, Tenant shall pay to Landlord the full amount of such increase in Premiums. Tenant shall provide to Landlord a copy of all hazardous materials from time to time intended to be used in the ordinary course of Tenant's business in the Premises, for Landlord's approval which shall not be unreasonably withheld, provided such use shall nonetheless be in accordance with the provisions of
Section 16 hereof.

12.      ABANDONMENT OF PREMISES

         Tenant agrees not to abandon or vacate the Premises during the Lease Term, and Tenant agrees to use said Premises for the purpose herein leased until the expiration hereof. However, Tenant may vacate (it being understood that Tenant will nonetheless comply with all of its other obligations hereunder) provided that Landlord shall have the right but not the obligation to market the property for lease to a third party tenant and to terminate the Lease in the event that the Premises are leased to a third party tenant (or to release the Tenant of its obligations in respect of a portion of the Premises leased to a third party tenant). Landlord shall have complete access to the Property for purposes of marketing.

13.      DAMAGE BY CASUALTY

         (a) If the Building should be damaged or destroyed by fire or other peril, Tenant immediately shall give written notice to Landlord. If the Building should be totally destroyed by any peril covered by the insurance to be provided by Landlord under Paragraph 5(d) above, or if they should be so damaged thereby that, in Landlord's estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease effective upon the date of the occurrence of such damage.

         (b) If the Building situated upon the Project of which the Premises are a part, should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 5(d) herein, and in Landlord's estimation, rebuilding or repairs can be substantially completed within one hundred eighty (180) days after the date of such damage, this Lease shall not terminate, and Landlord shall restore the Premises to the same extent as its original Landlord's Work hereunder, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements that may have been constructed, erected or installed in, or about the Premises for the benefit of, or by or for Tenant. In such event, Rent shall abate hereunder for that portion of the Premises which can not reasonably be expected to be used by Tenant for such period that the Landlord's insurance otherwise compensates Landlord for such Rent. If such repairs and rebuilding have not been commenced or such work is not substantially underway within one hundred and twenty (120) days after the date of such damage (subject to delays outside of Landlord's control), Tenant, as Tenant's exclusive remedy, may terminate this Lease by delivering written notice of termination to Landlord in which event its rights and obligations hereunder shall cease and terminate.

         (c) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Project requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made known by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.

         (d) If the Project is damaged by any peril not covered by the insurance to be provided by Landlord under Paragraph 5(d) above and the cost to repair such damage exceeds any amount Tenant may elect to contribute or Landlord may elect to contribute (neither party being obligated to do so), or in the event that the damage occurs in the last two (2) Lease Years of the Term, Landlord may elect either to commence to repair and restore the Premises, in which event this Lease shall remain in full force and effect, or not to repair and restore the Premises, in which event this Lease shall terminate.

14.      INDEMNITY AND PUBLIC LIABILITY

         (a) Subject to subsections (b) and (c) hereof, each of the Landlord and Tenant hereby releases the other and waives all claims against the other and those for whom the other is in law responsible with respect to occurrences insured against or required to be insured against by the releasing party, whether any such claims arise as a result of the negligence or otherwise of the other or those for whom it is in law responsible.

         (b) Such release and waiver shall be effective only to the extent of proceeds of insurance received by the releasing party and proceeds which would have been received if the releasing party obtained all insurance required to be obtained by it under this Lease and for this purpose deductible amounts shall be deemed to be proceeds of insurance received, and Tenant shall be deemed to carry business interruption insurance for direct and indirect loss of earnings for all perils or attributable to prevension of access, in a profits form of coverage with a twelve (12) month indemnity period.

         (c) Notwithstanding anything to the contrary in this Section 14, the Landlord and Tenant shall each be liable to any third person (being any person other than the Landlord or Tenant) to the extent of their respective fault or negligence and each shall be entitled to full indemnity and contribution from the other to the extent of the other's fault or negligence.

         To the extent not released above, each party shall indemnify and save harmless the other from all liabilities, damages, losses or expenses growing out of:

         (a) any breach, violation or non-performance by the indemnifying party of any covenant, condition or agreement in this Lease;

         (b) any loss, cost or expense arising from or occasioned by the act, default or negligence of the indemnifying party, its officers, agents, servants, employees, contractors, customers, invitees or licensees; and

         (c) any obligation of the indemnifying party arising or outstanding upon the expiration or earlier termination of this Lease.

         Such indemnity shall survive the termination of this Lease, anything in this Lease to the contrary notwithstanding.

15.      GOVERNMENTAL ORDERS

         Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said Premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy.

16.      ENVIRONMENTAL MATTERS

16.1     (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Project, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Project; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Project which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 16.2, below). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Project of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Project or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon written notice to Landlord and in strict compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the permitted use in Section 11, above, so long as such use is not a Reportable Use and does not expose the Project, or neighboring properties to any risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon

             Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Project and the environment against damage, contamination or injury and/or liability therefore, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Project (such as concrete encasements) and/or the procurement of such additional insurance coverages as Landlord deems necessary.

         (b) Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Project or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Project (including, without limitation, through the plumbing or sanitary sewer system).

         (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its Lenders (hereinafter defined), and the officers, directors, shareholders, partners, and employees of the foregoing ("LANDLORD ENTITIES") and the Project, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and reasonable attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Project by or for Tenant or by any of Tenant's employees, agents, contractors or invitees. Tenant's obligations under this Paragraph 16.1(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved. Tenant's obligations under this Paragraph 16.1(c) shall survive the expiration or earlier termination of this Lease.

         (d) Tenant shall be permitted to bring de minimis quantities of Hazardous Substances upon the Premises in the ordinary course of Tenant's business, so long as: (i) Tenant otherwise complies with the provisions of this Section 16; (ii) Tenant's business is not primarily or incidentally focused on the distribution or storage of Hazardous Substances; and (iii) no such activity of Tenant violates any rule or requirement of the applicable fire marshal or other applicable governing entity. The permission granted in this section 16.1(d) shall be personal to Tenant and shall not be transferable to any subtenant or assignee which does not own or is not owned or under common control with Tenant.

16.2 Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, administrative decisions, judicial rulings, and the like, of any governmental authority; all covenants, easements and restrictions of record; all permits; all requirements of any applicable fire insurance underwriter or rating bureau; and the recommendations of Tenant's and/or Landlord's engineers and/or consultants, relating in any manner to the Project, including the Premises (including but not limited to matters pertaining to: (i) industrial hygiene; (ii) environmental conditions on, in, under or about the Project, including soil and groundwater conditions; and
             (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within 5 days after receipt of Landlord's written request, provide Landlord with copies of all documents and information evidencing Tenant's compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Project to comply with any Applicable Requirements.

16.3 Inspection; Compliance with Law. In addition to Landlord's environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Project ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times with 24 hours notice to Tenant, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements. Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises or the Project. The cost and expenses of any such inspections shall be paid by the party requesting same unless a violation of Applicable Requirements exists or is imminent or the inspection is requested or ordered by a governmental authority. In the event of a violation of the Applicable Requirement by Tenant, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.

16.4 Landlord represents that to the best of its information and belief all activities of Landlord on the Premises (which includes development and construction of same) have and will be conducted in compliance with applicable environmental laws. Landlord warrants that to the best of its information and belief it is currently in material compliance with all applicable environmental laws with respect to the Premises and that there are no pending or, to the best of Landlord's knowledge, threatened notices of deficiency, notices of violation, orders or judicial administrative actions involving alleged violations by Landlord of any environmental laws concerning the Premises. Landlord, at Landlord's sole cost and expense, shall be responsible for obtaining all permits, licenses and approvals under environmental laws necessary for Landlord's activities upon the Premises and shall make all notifications and registrations required by any applicable environmental law. Landlord at Landlord's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable environmental laws applicable to Landlord's activities upon the Project.

17.      EMINENT DOMAIN

         If the Premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, the Lease Term shall cease and terminate upon the date when the possession of said Premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of the unexpired Lease Term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building or the Land under it or contiguous thereto, or if the grade of any street or alley adjacent to the Building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the Building to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant not less than ninety (90) days prior to the date of cancellation designated in the notice. In either of said events, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or the change of grade. Nothing in this paragraph shall preclude an award being made to Tenant by the condemning authority for loss of business or depreciation to and cost of removal of equipment or fixtures, provided that any such award to Tenant does not diminish or replace in any way the award payable to Landlord hereunder. If this lease is not terminated, provided that repair, replacement, or reconstruction is reasonable, Landlord shall promptly restore the Building to a single architectural unit and restore that portion of the remaining Premises as previously served the Premises, taking into consideration the full effect of the condemnation, and to the extent of the condemnation proceeds made available to Landlord. None of the costs, incurred by Landlord in connection with any of the foregoing shall be included in Operating Expenses. All rentals and tenants proportionate share shall be adjusted following such condemnation to reflect any adjustments in the size or use of the Premises or Building.


18.      ASSIGNMENT AND SUBLETTING

18.1     Landlord's Consent Required.

         (a) Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet, license or otherwise grant a right in respect of (a "SUBLEASE") (collectively, a "TRANSFER"), all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld. Landlord's consent or refusal to consent shall be provided to Tenant within twenty (20) days of Landlord's receipt of the request provided that Tenant's criteria includes the relevant criteria listed in the following sentence. Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or subtenant, references from prior landlords, and any intensification of use of the Premises or the Common Areas. Assignment or subletting shall not release Tenant from its obligations hereunder. The consent by the Landlord to any assignment or sublease, will not constitute a waiver of the necessity for the Landlord's consent to any subsequent or other assignment or sublease. Tenant shall not sublet or assign or enter into other arrangements such that the amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee. The requirements of this
             Section 18.1 shall apply to any further subleasing by any subtenant. Tenant shall be responsible for all of Landlord's costs in considering and processing any request for cost, not to exceed Two Thousand Dollars ($2,000.00).

         (b) A change in the control of Tenant shall constitute a Transfer requiring Landlord's consent, provided however this shall not apply to the Tenant as long as:

             (A) the Tenant is a public corporation whose shares are traded and listed on any recognized stock exchange in Canada or the United States; or

             (B) the Tenant is a private corporation and is controlled by a public corporation described above in subsection (A).

         Subject to the foregoing, the transfer, on a cumulative basis, of 25% or mere of the voting or management control of Tenant or of the beneficial ownership interest in Tenant, directly or indirectly, shall constitute a change in control for this purpose.

         (c) No acceptance by Landlord of any rent or any other sum of money from any Transferee shall be deemed to constitute Landlord's consent to any Transfer. No such Transfer or collection shall be deemed the acceptance of the Transferee, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. Any Transfer consented to by Landlord shall not relieve Tenant (or its Transferee) from obtaining Landlord's consent to any subsequent Transfer. Further, for any Transfer after the initial term of this Lease, in the event that the rental due and payable by a Transferer under any such permitted Transfer (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease or if with respect to a permitted Transfer by Tenant, the consideration payable to Tenant by the Transferee exceeds the rental payable under this Lease, Tenant shall pay Landlord 50% of any profits paid in connection with a Transfer in excess of Tenant's Rent obligations hereunder within ten (10) days following receipt thereof by Tenant from such Transferee, such profits shall be calculated after deducting all reasonable costs incurred by Tenant in connection with the space subject to the Transfer, which shall include, but not be limited to, improvements, leasing commissions and the time to sublease and remodel the Premises.

         (d) Notwithstanding the foregoing, so long as the Tenant is EGL Eagle Global Logistics (Canada) Corp., the Tenant shall have the right, without the consent of the Landlord but upon prior written notice to the Landlord, and in accordance with the remaining provisions of this Section 18, to assign this Lease, or sublet the whole of the Premises to a holding body corporate, a subsidiary body corporate or an affiliate of the Tenant (within the meaning of the Canada Business Corporations Act), but only so long as such holding body corporate, subsidiary body corporate or affiliate remains a holding body corporate, subsidiary body corporate or affiliate (as the case may be) of the Tenant (hereinafter called a "RELATED CORPORATION").

         The following additional provisions must also be satisfied:

         (i) in the case of an assignment, such Related Corporation shall enter into an agreement with both the Landlord and the Tenant agreeing to be bound by the Tenant's obligations hereunder; and

         (ii) in the event the Related Corporation ceases for any reason to be a Related Corporation, such event shall constitute a Transfer, to be dealt with in accordance with this Section 18.

         In each of the foregoing cases:

             A. such Transferee shall carry on the same business as is permitted to be carried on by the Tenant pursuant to Section 11 of this Lease;

             B. there shall remain a continuity of business practices and policies and mode and style of operation notwithstanding any such Transfer; and

             C. notwithstanding any such Transfer, the Tenant shall remain liable for performance of and compliance with all of the terms, conditions and provisions of this Lease.

         (e) If there is a permitted assignment of this Lease, the Landlord may collect Rent from the Transferee and apply the net amount collected to the Rent required to be paid under this Lease, but no acceptance by the Landlord of any payments by a Transferee will be construed as a waiver of any right of the Landlord, or the acceptance of the Transferee as tenant or a release of the Tenant from the performance of its obligations under this Lease. Any consent by the Landlord will be subject to the following conditions:

             (i) if the Transferee is an assignee, it will promptly execute an agreement agreeing with the Landlord to be bound by all the Tenant's obligations under this Lease as if the Transferee had originally executed this Lease as tenant;

             (ii) if the Transferee is a subtenant, agreeing that, at the Landlord's option, all of the Transferee's right, title and interest in and to the Premises absolutely terminates upon the surrender, release, disclaimer or merger of this Lease, notwithstanding the provisions of section 21 or section 39(2) of the Commercial Tenancies Act;

             (iii) the Tenant will execute an Indemnity Agreement in a form satisfactory to the Landlord, in respect of the performance of the Tenant's and the Transferee's obligations under this Lease and whether the Indemnity Agreement is executed or not, the Tenant will remain jointly and severally liable with the Transferee on this Lease and will not be released from any obligations under this Lease as amended from time to time. If this Lease is renewed or extended by any Transferee pursuant to any option of the Tenant, the Transferor shall be liable for all of the obligations of the Tenant throughout the Term as renewed or extended;

             (iv) the Landlord may also require the Transferee to waive any rights, pursuant to subsection 39(2) of the Commercial Tenancies Act (Ontario) and any amendments thereto and any other statutory provisions of the same or similar affect, to pay any Rent less than any amount payable hereunder; and

             (v) the Landlord may also require, if the Transfer is a sublease or other transaction, that upon notice from the Landlord to the Transferee all amounts payable by the Transferee each month shall be paid directly to the Landlord who shall apply the same on account of the Tenant's obligations under this Lease.

         (f) If the Landlord sells, leases or otherwise disposes of the Project or any part of it, or if it assigns this Lease or any interest of the Landlord in it, then, to the extent that the purchaser, transferee or assignee assumes the obligations of the Landlord under this Lease, the Landlord will, without further agreement, be released from all liability with respect to the Landlord's obligations under this Lease after such sale, lease, disposition or assignment.

19.      DEFAULT

         (a) It is mutually agreed that the following events shall be deemed a breach and default hereunder by Tenant: (i) Tenant shall default in the payment of rent herein reserved, when due, and shall fail to cure said default within ten (10) days after written notice thereof from Landlord (provided that Landlord shall not be required to provide Tenant with notice of such failure to pay rent more than two (2) times in any twelve (12) month period; any subsequent failure timely pay rent in such twelve (12) month period shall constitute a default by Tenant under this Lease, entitling Landlord to all of its remedies provided for herein without any requirement of notice and/or opportunity to cure); (ii) Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and shall fail to cure such default within twenty (20) days after the date of receipt of written notice of default from Landlord; or if such default cannot reasonably be cured within twenty (20) days, if Tenant shall fail to commence such cure within twenty (20) days and diligently prosecute such cure to completion; (iii) Tenant is adjudicated bankrupt or commits an act of bankruptcy as defined in the Bankruptcy and Insolvency Act or Tenant becomes bankrupt or insolvent; (iv) a receiver, trustee, receiver and manager or similar person is appointed for Tenant's property; (v) whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law; (vi) Tenant makes an assignment for benefit of creditors; (vii) Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; and (viii) an order is made for the winding up or liquidation of the Tenant or it voluntarily commences winding up or liquidation proceedings. In any of said events, Landlord at its option may terminate this Lease by written notice to Tenant, whereupon this Lease shall terminate, provided, however that Tenant shall be obligated to Landlord for all Rent, including any Additional Rent, incurred prior to such termination date. Any notice provided in this Section may be given by Landlord, or its attorney. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom; and Landlord may forthwith reenter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary (in accordance with any and all applicable laws) without being guilty of trespass, forcible entry or detainer or other tort.

         (b) As an alternative to Landlord's remedies under Section 19(a) above, Landlord may, without terminating this Lease, reenter the Premises by summary proceedings or otherwise, and in any event may dispossess Tenant, removing all persons and property from the Premises and such property may be removed and stored in public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event of such reentry, Landlord shall use commercially reasonable efforts to relet the Premises to such tenant or tenants for such term or terms as Landlord may elect, without being obligated to do so, and in the event of a reletting shall apply the rent therefrom first to the payment of Landlord's expenses, including reasonable solicitor's fees incurred by reason of

             Tenant's default, and the expense of reletting including but not limited to the repairs, renovation or alteration of the Premises, and then to the payment of rent and all other sums due from Tenant hereunder. Tenant shall remain liable for any deficiency. Such deficiency shall be calculated and paid monthly by Tenant. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. In addition, Landlord may, as agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease and may enter the Premises in accordance with applicable laws, without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant for such action. If the Landlord at any time terminates this Lease for any breach, in addition to any other remedies it may have, it may recover from the Tenant all damages it incurs by reason of the breach including the costs of recovering the Premises, reasonable solicitors' fees (on a solicitor and his client basis) and including the worth at the time of the termination, of the excess, if any, of the amount of Rent and charges equivalent to Rent required to be paid under this Lease for the remainder of the stated Term over the then reasonable rental value of the Premises for the remainder of the stated Term. All of the mentioned amounts will be immediately due and payable by the Tenant to the Landlord. In addition to the foregoing rights, the full amount of the current month's instalment of Basic Rent and Additional Rent together with the next three (3) months' instalments of Basic Rent and Additional Rent, all of which will be deemed to be accruing on a day-to-day basis, will immediately become due and payable as accelerated Rent.


         (c) If legal action is brought for recovery of possession of the Premises, for the recovery of Rent or any other amount due under this Lease, or because of the breach of any other terms, covenants or conditions contained in this Lease on the part of the Tenant to be kept or performed, and a breach is established, the Tenant will pay to the Landlord all the expenses incurred in connection with it, including a reasonable solicitor's fee (on a solicitor and his client basis), unless a court otherwise awards.


         (d) In addition to its other rights and remedies, the Landlord, if the Tenant defaults under this Lease, may remedy or attempt to remedy the default of the Tenant and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Premises to do any work or other things on them in which case all the Landlord's reasonable costs and expenses will be payable together with a fee of ten percent (10%) of all those costs and expenses representing the Landlord's overhead, as Additional Rent on demand. Subject to

             Section 14 the Landlord will not be liable for any Claims resulting from any action or entry by the Landlord under this Section and will not be considered to have breached any covenant for quiet enjoyment.

         (e) Mention in this Lease of any particular remedy of the Landlord for a default or Event of Default by the Tenant does not preclude the Landlord from any other remedy in respect of it. No remedy will be exclusive or dependant upon any other remedy but the Landlord may from time to time exercise one or more of its remedies generally or in combination, those remedies being cumulative and not alternative. The Tenant will not apply for injunctive relief and this provision may be pleaded as an estoppel in any proceedings taken by the Tenant to obtain injunctive relief.

         (f) Notwithstanding the foregoing provisions of this Section 19, if and only if: (i) one or more events of default specified in subsection
             (iii) to (viii) of Section 19(a) (hereinafter referred to as the "LIMITED REMEDY DEFAULTS") has occurred and is continuing and has not been waived in writing by the Landlord; and (II) no event of default specified in subsection (i) or (ii) of Section 19(a) has occurred (hereinafter "UNLIMITED REMEDY DEFAULTs"), and if --- the Landlord elects to pursue its remedies under the provisions of this
             Section 19, then the maximum amount of Rent damages that the Landlord shall be entitled to recover from the Tenant during the pendency of such Limited Remedy Default from and after the date of the occurrence of such Limited Remedy Default (the "OCCURRENCE DATE") with respect to Rent, shall be limited to the amount Basic Rent to be paid after the Occurrence Date for the unexpired portion of the Term of the Lease as provided herein as if this Lease had not expired or been terminated, discounted at an annual rate of 7.00%.

20.      SUBROGATION

         As contemplated by Section 14 hereof, neither Landlord nor Tenant shall be liable to the other for the loss arising out of damage to or destruction of the Building, or the contents of any part thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any. All such claims for any and all loss, however caused, are hereby waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Landlord or Tenant or by any of their respective agents, servants or employees. It is the intention and agreement of Landlord and Tenant that the rent reserved by this Lease have been fixed in contemplation that each party shall fully provide its own insurance protection at its own expense, and that each party shall look to its respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this Lease. Neither Landlord nor Tenant shall have any interest or claim in the others insurance policy or policies, or the proceeds thereof unless specifically covered therein as a joint insured.

21.      MORTGAGE SUBORDINATION

         (a) Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, "Mortgage") now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease. In the event of Landlord's default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of a default by Landlord. Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than ninety (90) days) shall thereafter have elapsed without the default having been cured. If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage. The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

         (b) Attornment. Subject to the non-disturbance provisions of subparagraph (c) of this Paragraph 21, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or
             (iii) be liable for security deposits or be bound by prepayment of more than one month's rent.

         (c) Non-Disturbance. With respect to a Mortgage entered into by Landlord concurrent with or after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Mortgage holder that Tenant's possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

         (d) Self-Executing. The agreements contained in this Paragraph 21 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein. Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

If Landlord shall notify Tenant of the placing of any mortgage against the Project, Tenant agrees that in the event of any act or omission by Landlord or any other occurrence which would give Tenant the right to terminate this Lease, to claim a partial or total eviction, or to reduce any rent payments hereunder, Tenant shall not exercise any such right until: (a) it has notified in writing the holder of any mortgage which at the time shall be a lien on the Premises and of which it has notice, of such act or omission; (b) a reasonable period, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice; and (c) Tenant or such holder, with reasonable diligence, shall not have so commenced and continue to remedy such act or omission or cause the same to be remedied.

22.      SIGNS AND ADVERTISEMENTS

         Tenant shall have the right to install at the entrance to the Premises, at Tenant's sole cost and expense, signage which has been approved by Landlord in writing; provided, however, that Landlord's approval shall not be unreasonably withheld and in compliance with all applicable laws, ordinances, regulations, and the like of every applicable governmental authority. If the Premises have a rear service door (intended for deliveries or shipping), Tenant shall have the right to install, at its sole cost and expense, signage which has been approved by Landlord in writing; provided, however, that Landlord's approval shall not be unreasonably withheld and in compliance with all applicable laws, ordinances, regulations, and the like of every applicable governmental authority. Notwithstanding the foregoing, signage which is covered by the signage allowance referred to in Section 3 hereof shall be at the Landlord's sole cost and expense.

23.      LANDLORD'S RIGHT OF ENTRY

         Landlord or Landlord's agent may enter the Premises upon twenty four
(24) hours prior notice (except in cases of emergency where no notice is required), to examine the same and to do anything Landlord may be required to do hereunder or which Landlord may deem necessary for the good of the Premises or the Project. Landlord is not required to give notice to Tenant in the case of a bona fide emergency. During the last six (6) months of the Lease Term, Landlord may display signage on, and show the Premises.

24.      EFFECT OF TERMINATION OF LEASE

         No termination of this Lease prior to the stated termination date thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination hereof.

25.      NO ESTATE IN LAND - INTENTIONALLY DELETED

26.      HOLDING OVER

         Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. If Tenant holds over with the consent of Landlord it shall be as a monthly tenant: (i) the Base Rent payable shall be increased to 125% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant's right to possession shall terminate on thirty (30) days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply. Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable solicitor's fees incurred or suffered by Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

27.      WAIVER

         The rights and remedies of Landlord under this Lease as well as those provided or accorded by law, shall be cumulative, and shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by Landlord of any breach(s) or default(s) of Tenant hereunder shall not be deemed or construed to be a continuing waiver of such breach(s) or default(s) nor as a waiver of or permission, expressed or implied, for any subsequent breach(s) or default(s), and it is agreed that the acceptance by Landlord of any rent payment subsequent to the date the same should have been paid hereunder, shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by Landlord after the termination of this Lease in any manner shall reinstate, continue or extend the Lease Term or reinstate this Lease in any manner.

28.      NOTICES

         Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, or registered mail, with postage prepaid, and shall be deemed sufficiently given if delivered in a manner specified in this Paragraph 28. The addresses and facsimile numbers noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as noted below Landlord's signature block or as Landlord may from time to time hereafter designate by written notice to Tenant.

        Date of Notice. Any notice sent by registered mail, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given four (4) business days after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by courier that guarantees next day delivery shall be deemed given twenty four (24) hours after delivery of the same to the courier. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

29.      TIME OF ESSENCE

         Time is of the essence in this Lease.

30.      BANKRUPTCY

         Neither this Lease nor any interest therein nor any estate hereby created shall pass to any trustee or receiver in bankruptcy, or to any other receiver or assignee for the benefit of creditors or otherwise by operation of law during Lease Term or any renewal thereof.

31.      GOVERNING LAW

         This Lease shall be governed in accordance with the laws of the Province of Ontario.

32.      ENTIRE AGREEMENT

         This Lease contains the entire agreement between the parties, and no modifications of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by Landlord and Tenant after the date hereof.

33.      DEFINITIONS

         "Landlord" or "Landlord" as used in this Lease shall include its heirs, representatives, assigns and successors in title to the Premises. "Tenant" or "Tenant" shall include its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant's assignees or sub-tenants, as to the Premises covered by such assignment or sublease. "Landlord" or Landlord" and "Tenant" or "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular patties.

34.      SOLICITOR'S FEES

         The prevailing party in any dispute shall be entitled to recover reasonable solicitor's fees and costs in any action pursuant to the terms of the Lease, unless a court shall otherwise award.

35.      ESTOPPEL CERTIFICATES

         Landlord and Tenant each agree to certify in writing the status of this Lease and the rent payable hereunder, at any time, upon ten (10) business days written notice. Such certificate shall be in a form reasonably satisfactory to any governmental authority or public agency or to a prospective purchaser from, or assignee or subtenant of, or holder of a security instrument executed by Landlord or Tenant, as the case may be. In addition to any other matters required, such certificate shall certify the Commencement Date of the Lease Term and the anticipated termination date thereof, whether or not this Lease is in full force and effect; whether or not this Lease has been amended or modified, and if so, in what manner; the date through which rent payments have been made; whether or not there are any known defaults under this Lease, and if so, specifying the particulars of such default and the action required to remedy it; and whether or not there are any setoffs against or defenses to the enforcement of the terms and conditions of this Lease, and if so, specifying the particulars of such setoffs or defenses.

36.      RULES AND REGULATIONS

         The rules and regulations, if any, attached to this Lease as Schedule "B" are hereby made a part of this Lease, and Tenant agrees to comply with and observe the same. Tenant's failure to keep and observe said rules and regulations shall constitute a breach of the terms of this Lease in the manner as if the same were contained herein as covenants. Landlord reserves the right from time to time to amend or supplement said rules and regulations, if any, or (if none are attached) to make rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises and the Project. Notice of such additional rules and regulations, and amendments and supplements, if any, shall be given to Tenant, and Tenant agrees thereupon to comply with and observe all such rules and regulations, and amendments thereto.

37.      RELOCATION OF PREMISES - INTENTIONALLY DELETED

38.      DELAY FORCE MAJEURE

         Force Majeure means "strike, civil commotion, lock-out, labour trouble or disturbances, inability to procure materials, equipment, labour or service, act of God, weather, fire, flood, earthquake, explosion, sabotage, acts of public enemies, blockades, accident, epidemics, washouts, nuclear and radiation activity or fallout, arrests, failure of power, restrictive governmental laws or regulations, riot, insurrection, war, "unknown environmental condition affecting the Project" (being unknown to Landlord as of December 30, 2002) or any reason beyond the reasonable control of the Landlord or Tenant, as the case may be", but failure on the part of such party to comply with laws or governmental regulations of which the party has actual, or ought to have had, notice, shall not constitute Force Majeure (it being understood, however, that failure by the Landlord to comply with laws in respect of any "unknown environmental condition affecting the Project" shall be deemed to be failure due to Force Majeure).

         In the event of Force Majeure, the period of delay or prevention as a result of Force Majeure shall be deemed added to the time herein provided for the performance of any such obligations by Landlord or Tenant. Notwithstanding anything herein contained, the provisions of this Section 38 shall not operate to excuse the Tenant from the prompt payment of Basic Rent, Additional Rent or any other payments required by the terms of this Lease, nor entitle the Tenant to compensation for any inconvenience, nuisance or discomfort thereby occasioned.

39.      QUIET ENJOYMENT

         Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised, and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term without hindrance by Landlord or its agents, subject to the timing of this Lease.

40.      EXCULPATION

         Tenant agrees that Tenant shall look solely to Landlord's interest in the Building and Landlord's personal property used in connection therewith for the satisfaction of any claim, judgment or decree requiring the payment of money by Landlord based on any default hereunder, and no other property or assets of Landlord, its affiliates, successors, partners, shareholders, subsidiaries, or assigns, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any such claim, judgment, injunction or decree.

41.      TENANT AUTHORITY

         In the event Tenant is a corporation, Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of the Corporation and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof. In the event Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of the partnership, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. It is further agreed that each and every present and future partner in the partnership shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal or any partner shall not release the liability of such partners under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

42.      INTENTIONALLY DELETED

43.      CONTROL

         (i) The Landlord reserves the right to control the management and operation of the Project and without affecting the Tenant's obligations under this Lease to maintain, repair, and control the Premises, provided that such action shall not detrimentally impact the Tenant's business operations in the Premises in any material way. Subject to the foregoing, the Landlord shall have, among its other rights, the right to:

               (a) obstruct or close off or restrict entry to all or any part of the Project for purposes of performing any maintenance, repairs or replacements or for security purposes, as contemplated by any agreements to which the Project may be subject or to the extent which the Landlord's counsel advises is legally sufficient to prevent a dedication of or the accrual of any rights of any Person or the public in the Project;

               (b) grant, modify and terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Project;

               (c) have the Project managed by such Person as the Landlord designates in writing from time to time;

               (d) permit the Tenant to have the exclusive use of parts of the parking areas forming part of the Common Areas as indicated on Schedule "A" attached hereto and permit other tenants to have the exclusive use of other parts of the parking areas;

               (e) construct other buildings, structures or improvements, construct additions, subtractions from, or rearrangements of buildings and improvements in the Project, and construct additional buildings or facilities adjoining or proximate to the Project and expand, use or alter the Common Areas including the parking areas and change the area, level, location, arrangement or use thereof; and

               (f) do whatever else, in the use of good business judgement the
                   Landlord determines to be advisable for the efficient and proper operation of the Project.

         (ii) If as the result of the proper exercise by the Landlord of its rights set out in this Section 43, the Common Areas are diminished or altered, provided that such change is not material, the Landlord will not be subject to liability, nor will the Tenant be entitled to any compensation or abatement of Rent, nor is any alteration or diminution of the Common Areas pursuant to the foregoing to be considered constructive or actual eviction, or a breach of quiet enjoyment.

         (iii) When any change or other event described in this section has been affected, the term "Leased Premises" as used herein shall refer to the Premises as altered by such change or event and the term "Project" as used herein shall refer to the Project as altered by such change or event.

44.      TENANT NOT TO OVERLOAD FLOORS OR OTHER FACILITIES

         The Tenant will not install any equipment which overloads the capacity of any utility, electrical or mechanical facilities in the Premises or the Project or which the Landlord does not approve of and the Tenant will not bring upon the Premises or the Project any machinery, equipment or thing which might, in the opinion of the Landlord, damage the Premises or the Project.

45.      REPAIR WHERE TENANT AT FAULT - INTENTIONALLY DELETED

46.      FINANCIAL INFORMATION

         The Tenant will, upon request, provide the Landlord with such information as to the Tenant's or the Indemnifier's financial standing and corporate organization as the Landlord or the Mortgagee requires. Failure of the Tenant to comply with the Landlord's request will be a default under this Lease.

         Without limiting the generality of the foregoing, the Landlord is to be provided with full financial statements pertaining to the Tenant and Indemnifier immediately upon request and in any event without one hundred and twenty (120) days of the end of each fiscal year of the Tenant and Indemnifier. The Tenant acknowledges that such financial statements are being provided to the Landlord so that it may determine whether or not the Tenant or any Indemnifier is insolvent within the meaning of the Bankruptcy and Insolvency Act.

         The Tenant agrees to provide to the Landlord prompt notice of any impending financial difficulties of it or the Indemnifier which could lead to a secured creditor's exercising, or providing notice of an intention to exercise, its remedies, including a notice under Section 244 of the Bankruptcy and Insolvency Act.

         Provided that so long as the Tenant is EGL Eagle Global Logistics (Canada) Corp. or a Related Corporation, Tenant shall only be required to provide such information as is publicly available.

47.      ACCORD AND SATISFACTION

         No payment by the Tenant or receipt by the Landlord of a lesser amount than the monthly payment of Basic Rent is to be construed as other than on account of the earliest stipulated Basic Rent, nor is any endorsement or statement on any cheque or any letter accompanying any cheque or payment as Rent to be considered an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept payment and cash cheques without prejudice to the Landlord's right to recover the balance of the Rent or pursue its other remedies.

48.      REGISTRATION

         The Tenant may register a notice of this Lease against the Lands or any part of them provided it has obtained from the Landlord, its approval in writing concerning the form and content of the document to be registered. The Tenant will be responsible for payment to the Landlord of its reasonable expenses including legal fees and disbursements in connection with its review and approval, not to exceed One Thousand Dollars ($1,000.00). Any registrable document requested or registered by the Tenant shall contain an irrevocable power of attorney by the Tenant in favour of the Landlord, which power of attorney is also hereby irrevocably granted by the Tenant to the Landlord under the Powers of Attorney Act (Ontario) and which power of attorney shall survive and may be exercised during any subsequent legal incapacity of the Tenant, authorizing the Landlord to execute on behalf of and in the name of the Tenant such notices, agreements and documents as shall be required or desired by the Landlord to expunge or discharge from the Registrar of Title of the Lands any interest of the Tenant therein after the expiry or earlier termination of this Lease. The said power of attorney shall survive the expiry or earlier termination of this Lease.

49.      MONETARY AMOUNTS

         Except as may be otherwise expressly provided herein, all monetary amounts set out in the Lease are in Canadian currency and are exclusive of GST and any other applicable sales taxes

50.      PLANNING ACT

         This Lease is subject to the condition that it shall be effective only if the Planning Act is complied with, if applicable. The Landlord shall be responsible for assuring such compliance. If for any reason, Planning Act approval cannot be obtained then the Term of this Lease shall be deemed to be amended so that the same is for twenty one (21) years less one(1) day.

51.      PARTIAL INVALIDITY

         If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and/or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be separately valid and enforceable to the fullest extent permitted by law.

52.      BROKERAGE COMMISSION

         Landlord acknowledges that it shall be responsible for the payment of brokerage commission to Minnis & Minnis LP dba Moody Rambin Industrial Realty.

53.      FAX AND COUNTERPARTS

         This Lease may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement. Execution of this Lease may be made by any party by facsimile. Such execution shall be deemed to be received on the day it was sent by facsimile if it was sent before 4:00 pm on a business day in the jurisdiction in which the recipient is located, or on the next business day following if sent after 4:00 pm on a business day in the jurisdiction in which the recipient is located. Original documents shall be circulated by Landlord no later than forthwith upon receipt of all counterparts by the Landlord; thereafter, the parties shall forthwith execute and provide to Landlord such executed original documents.


         IN WITNESS WHEREOF, the parties herein have hereunto set their hands and seals, in triplicate, the day and year first above written.

                                     LANDLORD:

Signed, sealed, and delivered        GIFFELS DEVELOPMENTS INC.
to Tenant in the presence of:

                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------
---------------------------          Date:
                                            -----------------------------------
Witness

---------------------------          Address for Notice Purposes:
Date


                                     TENANT:

                                     EGL Eagle Global Logistics,
                                     (Canada) Corp
Signed, sealed and delivered
as to Tenant in the presence of:     By:

---------------------------
Witness
                                     By:
                                            -----------------------------------
                                     Name:
                                            -----------------------------------
                                     Title:
                                            -----------------------------------
                                            I have authority to bind the
                                            Corporation

                                            Address for Notice Purposes:
                                            *

                                  APPENDIX "A"

                               INDEMNITY AGREEMENT

THIS AGREEMENT dated the 30th day of December, 2002,


B E T W E E N :

                      GIFFELS DEVELOPMENTS INC.

                      (hereinafter called the "LANDLORD")

                                                              OF THE FIRST PART

                      - and -

                      EGL, INC.

                      (hereinafter called the "INDEMNIFIER")

                                                             OF THE SECOND PART

         In order to induce the Landlord to enter into a lease (the "LEASE") dated the 30th day of December, 2002, and made between the Landlord, and Eagle Global Logistics (Canada) Corp., as Tenant, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Indemnifier hereby makes the following indemnity agreement (the "INDEMNITY") with and in favour of the Landlord:

1. The Indemnifier hereby agrees with the Landlord as principal and not as surety that it will indemnify and save the Landlord harmless from any loss, costs or damages arising out of any failure by the Tenant to make the due and punctual payment of all Rent, monies, charges and other amounts of any kind whatsoever payable by the terms of the lease (as it may hereafter be amended, extended or renewed, being hereinafter referred to as the "LEASE") by the Tenant or arising out of any failure by the Tenant to observe or perform any of its obligations under the Lease whether to the Landlord or otherwise, even if the Lease has been disaffirmed or disclaimed.

         The Indemnifier hereby further agrees with the Landlord to effect prompt and complete performance of the obligations undertaken by the Tenant in the Lease.

2. This Indemnity is absolute and unconditional and the obligations of the Indemnifier shall not be released, discharged, mitigated, impaired or affected by:

         (i) any extension of time, indulgences or modifications which the Landlord extends to or makes with the Tenant in respect of the performance of any of the obligations of the Tenant;

         (ii) any waiver by or failure of the Landlord to enforce any of the provisions of the Lease;

         (iii) any assignment of the Lease by the Tenant or by any trustee, receiver or liquidator;

         (iv) any consent which the Landlord gives to any such assignment or subletting;

         (v) any amendment to the Lease or any waiver by the Tenant of any of its rights under the Lease;

         (vi) any changes, improvements or alterations of or to the Premises or the Project;

         (vii)  any renewal or extension of the Lease;

         (viii) any loss of or in respect of any security received or intended to be received by the Landlord from the Tenant or from any other person, firm or corporation, whether or not occasioned or contributed to by or through the act, omission, default or neglect of the Landlord;

         (ix) any act or omission of the Landlord or any other person whereby the Indemnifier would or might otherwise be released or have its obligations hereunder discharged, mitigated, impaired or affected in any way whatsoever, save and except in respect of any termination of the Lease as a result of the Landlord's default;

         (x)    the expiration of the Term; or

         (xi) any Early Termination (as defined in Section 4 hereof), or any other termination of the Lease by operation of law or otherwise.

3. In the event of a default under the Lease or under this Indemnity, the Indemnifier waives any right to require the Landlord to:

         (i) proceed against the Tenant or any other person or pursue any rights or remedies against the Tenant with respect to the Lease;

         (ii) proceed against or exhaust any security of the Tenant or any other person held by the Landlord;

         (iii)  pursue any other remedy whatsoever in the Landlord's power; or

         (iv) grant to the Indemnifier any right to occupy the Premises or enjoy the balance of the Term of the Lease or any other benefits under the Lease;

         (v) subrogate the Indemnifier to any rights of the Landlord whatsoever; in consideration for performance of its obligations under this Agreement.

         The Landlord has the right to enforce this Indemnity regardless of the acceptance of additional security from the Tenant or any other person and regardless of any release or discharge of the Tenant by the Landlord or by others or by operation of any law.

         Provided however the Landlord will provide notice of any Tenant default or of any settlement as referred to in Section 12 hereof.

4. Without limiting the generality of the foregoing, the liability of the Indemnifier under this Indemnity is not and shall not be waived, released, discharged, impaired or affected by reason of the release or discharge of the Tenant in any receivership, bankruptcy, winding up or other creditors' proceedings or the rejection, disaffirmance or disclaimer of the Lease in any proceeding and shall continue with respect to the periods prior thereto and thereafter, for and with respect to the Term as if the Lease had not been rejected, disaffirmed or disclaimed, and in furtherance hereof, the Indemnifier agrees, upon any Early Termination (as hereinafter defined), that the Indemnifier shall, at the option of the Landlord, enter into a new lease with the Landlord upon the same terms and conditions as are contained in the Lease, applied mutatis mutandis for the unexpired remainder of what would have been the Term but for the Early Termination. The liability of the Indemnifier shall not be affected by any repossession of the Premises by the Landlord, provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossessing and reletting the Premises shall be credited from time to time by the Landlord against the indebtedness of the Indemnifier hereunder and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon demand. For the sake of clarity, the Landlord shall be entitled to enforce this Indemnity in the event of a disclaimer, disaffirmance, repudiation, rejection or termination of the Lease (as a result of court proceedings or otherwise), or a surrender of the Lease, which the Landlord did not accept in writing, which occurs prior to the originally specified expiry date of the Term or renewal or extension (an "EARLY TERMINATION"). Nothing but payment and satisfaction in full of all Rent and all other amounts and the due performance and observance of all terms, covenants and conditions on the part of the Tenant to be paid and performed shall release the Indemnifier of its obligations hereunder.

5. The Indemnifier hereby expressly waives notice of the acceptance of this Indemnity. Without limiting the generality of the foregoing, any notice which the Landlord desires to give to the Indemnifier shall be sufficiently given if delivered in person to the Indemnifier or if mailed by prepaid registered or certified post addressed to the Indemnifier at the Premises, and every such notice is deemed to have been given upon the day it was so delivered in person, or if mailed, four (4) business days after it was mailed. The Indemnifier may designate by notice in writing a substitute address for that set forth above and thereafter notices shall be directed to such substitute address.

6. No action brought under this Indemnity and no recovery in pursuance thereof shall be a bar or defence to any further action which may be brought by reason of any further default hereunder or in the observance of the terms of the Lease.

7. No modification of this Indemnity shall be effective unless it is in writing and is executed by both the Indemnifier and the Landlord.

8. All of the terms, covenants and conditions of this Indemnity extend to and are binding upon the Indemnifier, his heirs, executors, administrators, successors and assigns, and shall enure to the benefit of and may be enforced by the Landlord, its successors and assigns, as the case may be, and any mortgagee, chargee, trustee under a deed of trust or other encumbrancer of all or any part of the lands referred to in the Lease. Wherever in this Indemnity reference is made to either the Landlord or the Tenant, the reference is deemed to apply also to the respective heirs, executors, administrators, successors and assigns and permitted assigns, respectively, of the Landlord and the Tenant, as the case may be, named in the Lease. Any assignment by the Landlord of any of its interest in the Lease operates automatically as an assignment to such assignee of the benefit of this Indemnity.

9. The expressions "Landlord", "Tenant", "Rent", "Term", and "Premises" and other terms or expressions where used in this Indemnity, respectively, have the same meaning as in the Lease.

10. If two or more individuals, corporations, partnerships or other entities are parties to this Indemnity as the Indemnifier:

         (i) The liability of each such individual, corporation, partnership or other entity to pay amounts and perform all other obligations hereunder shall be joint and several;

         (ii) each such individual, corporation, partnership and other entity hereby agrees with the Landlord that the Landlord may wholly or partially discharge one or more of them by release or by accord and satisfaction from its obligations hereunder and such of them as are not so discharged shall remain as fully liable for the performance of the obligations of the Tenant hereunder as if such of them not so discharged were the only persons originally comprising the Indemnifier hereunder, and that the foregoing shall be applicable notwithstanding any rule or principle of law to the contrary.

In the case of each partnership or other entity comprising the Indemnifier the members of which are by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several. The receivership, bankruptcy, winding up or other creditors' proceedings of any one of the partners or the partnership that comprises the Indemnifier shall not affect the right of the Landlord to enforce this Indemnity against the other partner or the partnership.

11.      INTENTIONALLY DELETED

12. The Indemnifier shall be bound by any account settled between the Landlord and the Tenant with respect to the Premises.

13. In the event that the Lease is disclaimed or terminated, the provisions of this Indemnity shall remain in full force and effect in accordance with its terms to the same extent as if this Indemnity had been a separate agreement entered into between the Landlord and the Indemnifier for due consideration and under seal.

14. Notwithstanding any amendments to the Lease or any changes, improvements or alterations to the Premises or to the Project the Indemnifier shall continue to be bound by all of its obligations pursuant hereto to the extent of what would have been its obligations pursuant hereto had such amendments or such improvements or alterations not been made.

15. This Indemnity shall be construed in accordance with the laws of the Province in which the building is located.

16. This Indemnity may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement. Execution of this Indemnity may be made by any party by facsimile. Such execution shall be deemed to be received on the day it was sent by facsimile if it was sent before 4:00 pm on a business day in the jurisdiction in which the recipient is located, or on the next business day following if sent after 4:00 pm on a business day in the jurisdiction in which the recipient is located. Original documents shall be circulated by Landlord no later than forthwith upon receipt of all counterparts by the Landlord; thereafter, the parties shall forthwith execute and provide to Landlord such executed original documents.




         IN WITNESS WHEREOF the Landlord and the Indemnifier have signed and sealed this Indemnity.

SIGNED, SEALED AND DELIVERED  )        GIFFELS DEVELOPMENTS INC.
                              )
         in the presence of:  )
                              )        Per:
                                            -----------------------------------
                              )
                              )        EGL, INC.
                              )
                              )
Witness                       )        Per:
                                            -----------------------------------
                              )
                              )

                                  SCHEDULE "A"

                                    SITE PLAN

                                  SCHEDULE "A1"

                                LEGAL DESCRIPTION



Part of Lot 2, Concession 4 East of Hurontario Street (designated as Parts 10, 11, 12, 13, 14, 15, 16, 17, and 20 on Reference Plan 43R-25100), City of
Mississauga, Regional Municipality of Peel

                                  SCHEDULE "B"

                         BUILDING RULES AND REGULATIONS



1) Additional locks may be placed on the doors of the Premises by Tenant, provided that Landlord is immediately furnished with two (2) keys thereto, Landlord will without charge furnish Tenant with two (2) keys for each lock existing upon the Premises when Tenant assumes possession of the Premises with the understanding that at the termination of the Lease all keys shall be returned to Landlord.

2) No person shall at any time occupy any part of the Premises as sleeping or lodging quarters.

3) Tenant shall not place, install or operate on the Premises any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein (except a microwave oven, toaster oven, and similar small appliances in connection with any kitchen facility in the Premises), or place or use in or about the Premises any explosives, gasoline, kerosene, oil acids, caustics, or any flammable, explosive, or hazardous material without the written consent of Landlord.

4) Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

5) Tenant shall not at any time display a "For Rent" sign upon the Premises without the prior written approval of Landlord.

6) None of the entries, passages, doors, or hallways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, including any alleyways to the rear of the Premises, or such areas be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees.

7) The bathrooms and other water fixtures shall not be used for any purpose other thanthose for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

8) No vehicles except for material handling equipment such as fork lifts shall be brought into the Project or the Premises. No animals shall be brought into the Project or the Premises except those animals providing assistance to the disabled.

9) In the event Landlord should advance upon the request, or for the account of the Tenant, any amount for labor, material, packing, shipping, postage, freight or express for articles delivered to the Premises or for the safety, care and cleanliness of the Premises, the amount so paid shall be regarded as additional rent and shall be due and payable forthwith to Landlord from Tenant.

10) There shall not be any outside storage of goods, materials or equipment in the side or front or elsewhere on the Project. Tenant agrees to keep the area immediately in front of and behind the Premises clean and free of all trash and debris.

11) The sidewalk, entry passages, fire escapes and common stairways, if any, shall not be obstructed by any of the tenants or used by them for any other purpose other than for the ingress and egress to and from their respective Premises. Tenants will not place or allow to be placed in the Project, corridors or public stairways, if any, waste paper, dust, garbage, refuse or anything whatever that would tend to make them unclean or untidy.

12) The windows that reflect or admit light into passageways and common areas of the Project, if any, shall not be covered or obstructed by any of the Tenants and awnings shall not be put up without the written consent of the Landlord.

13) Any damage resulting by misuse shall be borne by the Tenant by whom or by those agents, servants or employees the same is caused. Tenants shall not let the water run unless it is in actual use, nor shall they deface any part of the Project.

14) No Tenant shall do or permit anything to be done in the Premises or bring or keep anything therein which will increase the risk of fire or obstruct or interfere with the rights of other tenants or violate or act at variance with the laws relating to fires or with the regulations or the Fire Department, or the Board of Health.

15) The Tenant, their clerks or servants shall not interfere with other tenants or those having business with them.

16) Nothing shall be thrown by the Tenants, their clerks or servants out of windows or doors or down the passages of the Project.

17) The tenants operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises.

18) No one shall use the Leased Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

19) All Tenants must observe strict care not to allow their windows or doors to remain open so as to admit rain or snow or so as to interfere with the heating of the Project. Any injury or damage caused to the Project or its appointments, furnishings, heating and other appliances or to any other Tenant by reason of windows or doors being left open so as to admit rain or snow or by interferences with or neglect of the heating appliances shall be made good by the Tenant in whose premises the neglect, interference or misconduct occurred.

20) It shall be the duty of the respective tenants to assist and co-operate with Landlord in preventing injury to the premises demised to them respectively.

21) Tenants shall give the Landlord prompt notice of any accident to or any defect in the plumbing, climate control, mechanical or electrical apparatus or any other part of the Project.


22) Tenants will not do or omit to do or permit to be done or omitted anything upon or in respect of the Premises the doing or omission of which (as the case may be) shall be or result in a nuisance.

23) Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Premises and the Project and for the preservation of good order therein, and the same shall be kept and observed by the Tenants, their clerks and servants.

                                  SCHEDULE "C"

                              SPECIAL STIPULATIONS

            Attached to and Made a Part of Standard Industrial Lease

                                     Dated *
                                 By and Between

                            GIFFELS DEVELOPMENTS INC.

                                       and

                    EGL Eagle Global Logistics (Canada) Corp.



1.       OPTIONS TO EXTEND

         Subject to the following terms hereof, the Tenant shall be entitled to extend the term of this Lease for two (2) further and consecutive periods of five (5) years each (with the first (the "FIRST EXTENSION TERM") commencing on the day after the expiry date of the original Term of this Lease, and each an "EXTENSION TERM"), provided that, as preconditions to the Tenant exercising such right, the Tenant shall:

         (i)      not then be in default;

         (ii) have given written notice to the Landlord of the exercise of this option at least nine (9) months prior to the expiry of the immediately preceding original Term or Extension Term, as the case may be.

         Each such Extension Term shall be on the terms and conditions set out in this Lease, save and except that:

         (a) there shall be no further or other right of extension or renewal beyond the second Extension Term;

         (b) the Premises shall be taken on an "as is" basis and there shall be no rent-free or fixturing periods, and no allowances or inducements;

         (c) the Basic Rent shall be in such amount as the Landlord and the Tenant may agree, based on fair market value rent for the Premises; and

         (d) the Tenant shall enter into an agreement prepared by the Landlord to give effect to the terms of such extension.

         In the event that the Landlord and the Tenant are unable to agree upon the Basic Rent to be paid by the Tenant during an Extension Term by a date which is sixty (60) days after the notice is delivered, then the Tenant shall be entitled to terminate the Lease during such sixty (60) day period effective on the expiry date. If the Tenant does not elect to terminate within such time period, then such Basic Rent shall be determined in accordance with Section 2 hereof.

2.       ARBITRATION

         Provided the Tenant has given to the Landlord proper written notice of the Tenant's intention to extend this Lease as required above and the Tenant has not exercised its option to terminate the Lease in accordance with the requirements of section 1, and provided the Landlord and Tenant do not agree in writing on the Basic Rent for the Extension Term on or before the date ninety (90) days prior to the date of completion of the original Term or First Extension Term, as the case may be, then the Basic Rent for the relevant Extension Term shall be determined in accordance with the following additional terms and conditions:

         (i) The Basic Rent shall be determined by a single arbitrator. The Tenant shall by written notice to the Landlord given not more than ninety (90) days and not less than sixty (60) days prior to the date of completion of the original Term of the Lease, propose the name of the person that it wishes to be the single arbitrator. Within five (5) days thereafter, the Landlord shall give notice to the Tenant advising whether the Landlord accepts the arbitrator proposed by the Tenant. If such notice is not given within such five (5) day period, the Landlord shall be deemed to have accepted the arbitrator proposed by the Tenant. If the parties cannot agree on a single arbitrator, then, upon the application of either party, a justice of the superior court of the Province of Ontario shall forthwith appoint an arbitrator whose sole determination shall be final. The arbitrator shall be a disinterested person of recognized competence in the real estate business in the city in which the Leased Premises are situated.

         (ii) The Basic Rent for the Extension Term shall be the then current fair market rates at the time of arbitration for uses the same as or similar to the Tenant's use in similar locations and in premises similar to the Premises taking into account the value of any leasehold improvements.

         (iii) The decision of the single arbitrator shall be final and binding upon the Landlord and the Tenant only with respect to Basic Rent.

         (iv) All documents and proceedings with respect to the arbitration are to be kept confidential.

         (v) The expense of the arbitration shall be borne equally between the parties hereto and the Tenant's share of such expense shall be due and payable immediately upon receipt as Additional Rent

         (vi) The arbitration shall be conducted in accordance with the provisions of the Arbitration Act (Ontario) and any amendments thereto, or of any successor statute thereof in force at the time of the arbitration.


3.       FIRST TWENTY FOUR (24) MONTH RIGHT OF FIRST REFUSAL

         During the first twenty four (24) months of the Term, provided the Tenant is not and has never been in default under the terms of this Lease and is itself in occupation of the Premises and conducting its business in the whole of the Premises in accordance with the terms of this Lease, the Landlord shall give to the Tenant a continuing first right of refusal (the "RIGHT") to lease the balance of the Building or any part thereof which may be available for lease to a third party tenant, which available space is presently approximately one hundred and seventy three thousand (173,000) square feet of Rentable Area (the "SPACE", as same may be available at the relevant time). At any time prior to the Landlord receiving any offer to lease the Space, the Tenant shall be entitled to notify the Landlord that it elects to lease the Space on the terms hereinafter provided. In addition, the Landlord shall give to the Tenant notice of any offer it receives to lease Space, which it is prepared to negotiate or accept, and the Tenant shall be entitled within five (5) business days of receiving Landlord's notice, to lease the Space in accordance with this Section 3. If Tenant fails to elect to lease the Space within such five (5) business day period, then Landlord shall be entitled to lease the Space to a third party. If the Tenant either elects to lease the Space after notice from the Landlord, or notifies the Landlord that it wishes to lease Space which is available for lease, then the lease of such Space shall be on the same terms and conditions as are contained in this Lease, save and except that:

         (i) the Term of the lease for the Space shall be for the balance of the Term of this Lease with the same expiry date;

         (ii) during the first five (5) years of the Term (or partial part of such five(5) year period taking into consideration the date upon which the Right is exercised), the Tenant shall pay Basic Rent at the rate of five dollars and fifty cents ($5.50) per square foot of the Rentable Area of the Space;

         (iii) during the next five (5) years of the Term, the Tenant shall pay Basic Rent at the rate of six dollars and twenty seven cents ($6.27) per square foot of the Rentable Area of the Space;

         (iv) during the last five (5) years of the Term, the Tenant shall pay Basic Rent at the rate of seven dollars and fifteen cents ($7.15) per square foot of the Rentable Area of the Space;

         (v) the Landlord's work in respect of the Space shall be based on the EGL specifications for the Premises as follows:

                 o  $50,000. landscape allowance for the Space

                 o One percent (1%) finished office space with washrooms (1730 sq. ft.), it being understood that the Tenant shall be entitled to a credit against the Basic Rent payable in respect of the Space for the first month of the Term for such Space to the extent that any lesser portion of the Space is converted into office space

                 o Forty Dollar ($40.00) per rentable square foot allowance for one percent (1%) office space

                 o Twenty Four (24) 9 ft. x 10 ft. Truck level doors complete with dock levelers, lights, bumpers etc. to match the Tenant specifications (based on Tenant taking all of the Space)

                 o 50 FTC lighting in the warehouse o Painted roof structure and deck with white dry wall paint o Internal warehouse columns painted yellow to 10 feet AFF

                 o  Bumper padding provided on columns

                 o  Roof top heating units (Cambridge or equal)

                 o  Fence extended to enclose the complete truck area

                 o Concrete slab to Tenant standards or Landlord standard floor if poured prior to Tenant executing documentation for the Space and providing the first and last month's deposit as hereinafter provided

                 o Full height drywall demising wall between the Premises and the Space, if required.

                 o Asphalt paving in truck and parking areas to Landlord standards

                 o  Concrete dolly pads at truck level doors

                 o  Excludes concrete shipping area

         (the "ALLOWANCE WORK"). Any Landlord's work in excess of the Allowance Work must be approved in writing by the Tenant, and once approved by the Tenant, will be paid by the Tenant to the Landlord within thirty
         (30) days after completion of the Landlord's work as Additional Rent.

         Receipt of notice in accordance with the foregoing within the relevant period shall constitute a binding offer between the Landlord and the Tenant to lease the Space in accordance with the terms of this Lease, as above amended and save for any rent free or fixturing periods and other allowances, and Tenant shall, within five (5) days thereafter, enter into a lease amending agreement with the Landlord, so that the Space is incorporated into the Premises, and shall provide to the Landlord a certified cheque or bank draft on account of the first and last months' Basic Rent and GST payable in respect of the Space, or portion thereof, as the case may be, as reasonably estimated by the Landlord to be payable. Thereafter the Landlord shall commence the Allowance Work in respect of the Space and shall endeavour to complete same as expeditiously as reasonable possible. All Rent shall commence to be payable for the Space immediately upon the Landlord notifying the Tenant that the Allowance Work in respect of the Space has been substantially completed. It is understood that Tenant's Right is a continuing right, so that if, by way of example, Space leased by the Landlord subsequently becomes available for lease by the Landlord during the twenty four (24) month period, same shall be subject to the Tenant's right hereunder.

4.       SECOND RIGHT OF FIRST REFUSAL

         After the first twenty four (24) months of the Term, provided the Tenant is not and has never been in default under the terms of this Lease and is itself in occupation of the Premises and conducting its business in the whole of the Premises in accordance with the terms of this Lease, the Landlord shall give to the Tenant a continuing first right of refusal (the "RIGHT") to lease any part of the Building which is available for lease to a third party tenant (the "SPACE"). Within five (5) Business Days of the Landlord receiving a bona fide third party offer to lease the Space which the Landlord is prepared to accept or negotiate, in its sole and absolute discretion, (the "OFFER"), the Landlord shall give to the Tenant notice and thereafter the Tenant shall have five (5) Business Days within which to notify the Landlord that it wishes to lease such Space. The Landlord and the Tenant shall then have a further fifteen (15) days within which to conclude their negotiations and execute a lease for the Space, in default of which the Landlord shall be free to lease the Space either pursuant to the Offer or otherwise. If the Tenant does not elect to exercise the Right with respect to the Space in writing as required herein, this Right with respect to the Space shall be null and void and of no further force or effect. The Tenant will be deemed not have exercised its Right unless the Landlord receives written notice from the Tenant of its intention to exercise its Right within the five (5) Business Day period provided for herein and Tenant having, within ten (10) days thereafter, entered into a lease with the Landlord.

                                  SCHEDULE "D"

                             BUILD-TO-SUIT ADDENDUM

1. Landlord shall use diligent and good faith efforts to cause the Premises to be constructed in accordance with the provisions of Sections 1 and 6 of the Lease on or before December 31, 2003.

2. Landlord and Tenant have agreed upon the Plans attached hereto as part of this Schedule "D" (which cover the Premises but not the interior office space of the Premises).

3. Selection of Architect and Contractor. Landlord has selected or plans to select an architect ("ARCHITECT") and contractor ("CONTRACTOR"). Tenant shall promptly submit to the Architect and/or Contractor any and all information reasonably requested by Architect and/or Contractor with respect to the Plans for the Building and Premises.

4.       Approval of Plans. Landlord shall cause the Architect and/or
         Contractor to deliver the Plans to the required governing authorities having jurisdiction over the Project. Any changes required by the governing authorities which unduly affect the Tenant's proposed use of the Premises shall require Tenant's approval, provided that Tenant shall not unreasonably withhold such consent so long as the changes do not require a material or substantial change or modification to the Plans approved by Tenant. If Tenant's approval is required, Landlord shall submit such plans reflecting such changes or modifications required by governing authorities (collectively, "MODIFICATIONS") to Tenant and within five (5) business days after Tenant receives the Modifications, Tenant shall either approve or disapprove the Modifications for reasonable and substantial or material reasons (each, a "DESIGN PROBLEM"). Landlord shall make such changes as are necessary in order to correct any Design Problem and shall resubmit the corrected Modifications to Tenant. Within five (5) business days after Tenant receives the revised Modifications, Tenant shall approve or disapprove the Modifications. This procedure shall be repeated until the Modifications are finally approved by Tenant. In the event that Tenant fails to provide written notice of disapproval within the required time period, the Modifications shall be deemed approved. In the event Landlord is required to seek Tenant approval, Landlord shall deliver copies of documents at the address required for notices under the Lease. In the event that Landlord, Tenant, and the governing authorities are unable to agree as to the resolution of a Design Problem or Modification within twenty one (21) days after the initial submission of such Modification to Tenant by Landlord, then an independent consultant, qualified to make a decision in respect of the particular Design Problem will be mutually agreed upon by the Landlord and the Tenant to resolve the issue, and such consultant's decision shall be binding upon the parties. Costs of any changes required by the governing authorities shall be at the Landlord's cost, save and except in respect of any additional landscaping costs, in excess of the landscaping allowance referred to herein, in respect of which the Tenant shall be responsible for two-thirds of such costs, it being understood that such


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         contribution shall be subject to the same approval rights of the Tenant in respect of Modifications as set out above in this Section 4.

5. Punch List. Tenant shall submit to Landlord, within fifteen (15) days after Tenant's occupancy of the Premises, a list of items which Tenant requests that Landlord repair or complete ("PUNCH LIST"). Punch list items shall not include damage or wear and tear caused by Tenant. Landlord hereby agrees to initiate repair or complete all such items set forth on Tenant's Punch List within a period of no more than forty-five (45) days following Landlord's receipt of Tenant's Punch List.

6. Plan Modifications; Change Orders. Landlord and Tenant each recognizes that changes in the Plans may be necessary as construction proceeds on the Premises. However, any material modification (one which affects the Tenant's proposed use) to the Plans shall be mutually approved in writing by Tenant and Landlord. For any changes to the Plans hereafter requested by Tenant ("TENANT CHANGE ORDERS"), Landlord, within five (5) business days after receiving a request therefore, will advise Tenant of Landlord's or its Contractor's best estimate, which estimates are not binding on Landlord or the Contractor, of the number of days of delay that will be caused by such changes requested in such Tenant Change Order, any increase in cost associated with the implementation of such changes and any additional requirements necessary to accommodate the noted changes. Provided Tenant notifies Landlord to proceed with such changes within five (5) business days of Tenant's receipt of Landlord's notice as provided below, and Tenant agrees in writing: (A) to reimburse Landlord for Landlord's costs and expenses associated with such Building modification including, without limitation, the actual costs to construct such Building modifications and changes pursuant to such Tenant Change Order, and reasonable additional architectural and engineering fees; and (B) if applicable, to comply with Landlord's additional reasonable requirements; then Landlord will proceed to make such requested modifications to the Premises; provided, however, that all such added costs and expenses shall be Tenant's sole obligation and responsibility, and Tenant shall reimburse Landlord for all such additional costs and expenses of such modifications following Substantial Completion or on a monthly basis prior to Substantial Completion as determined by the Landlord as Additional Rent. Notwithstanding the foregoing, Landlord shall not be obligated to proceed with any requested modifications to the Premises contained in a Tenant Change Order if Landlord in good faith determines that any such modification will adversely impact or jeopardize the Premises (including without limitation, the marketability thereof) or which would unreasonably delay the Substantial Completion of the Premises. Further, also as set forth above in the Lease, all delays in Substantial Completion that are the result of a Tenant Change Order shall not operate to extend the Rent Commencement Date. Further, all Tenant approvals as well as all Tenant Change Orders shall be made only upon written approval by the Senior Vice President of Corporate Administration of the Tenant (or such other person as designated in writing by the Senior Vice-President of Corporate Administration), or the same shall not be binding upon or effective as against Landlord.


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